                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K/A

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                                December 28, 2001
                         -------------------------------
                        (Date of earliest event reported)



                                 Cephalon, Inc.
             -------------------------------------------------------
             (Exact name of registrant as specified in its charter)



         Delaware                         0-19119           23-2484489
---------------------------------      -------------     -----------------
  (State or other jurisdiction          (Commission        (IRS Employer
of incorporation or organization)       File Number)          ID No.)


       145 Brandywine Parkway
     West Chester, Pennsylvania                       19380
----------------------------------------        ------------------
(Address of principal executive offices)            (Zip Code)


                                 (610) 344-0200
              -----------------------------------------------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
              -----------------------------------------------------
              (Former name, former address and former fiscal year,
                          if changed since last report)

ITEM 2. ACQUISITION OF ASSETS

     (a) On December 28, 2001 (the "Closing Date"), the Registrant completed its previously announced acquisition (the "Acquisition") of all of the outstanding shares of capital stock of Financiere Lafon S.A. and Organisation de Synthese Mondiale Orsymonde S. A. (collectively, "Group Lafon") held by the controlling shareholders, Mr. Francois Lafon and Ms. Andree Carpentier (together, the "Sellers"). The Acquisition was accomplished pursuant to the terms of a Share Purchase Agreement among the Sellers and the Registrant dated as of December 3, 2001, a copy of which is filed as Exhibit 2.1 to this Form 8-K and is incorporated herein by reference, as amended by an Amendment to the Share Purchase Agreement among the Sellers and the Registrant dated as of December 28, 2001, a copy of which is filed as Exhibit 2.2 to this Form 8-K and is incorporated herein by reference. Prior to the Closing Date, the Registrant's highest revenue product was sold under a license from Laboratoire L. Lafon, S.A. The terms of the agreements among the parties were the result of arm's length negotiations among the parties. The aggregate consideration paid by the Registrant for the Acquisition was approximately $450 million cash, including the assumption of certain liabilities of Group Lafon. The purchase price is subject to adjustment downward following the Closing Date in certain circumstances. To secure the payment of this possible adjustment and other post-closing adjustments, including any indemnification claims, to the extent that such claims exceed $3 million in the aggregate, $45 million of the $450 million purchase price is being held in escrow and will be released to the Sellers (absent any claims) over an 18-month period following the Closing Date. A copy of the escrow agreement signed by the parties is filed as Exhibit 2.3 to this Form 8-K and is incorporated herein by reference. The purchase price of the Acquisition was funded in part by the proceeds of the Registrant's offering of 2 1/2% convertible subordinated notes, which was completed on December 11, 2001.

     (b) The assets acquired pursuant to the Acquisition consist primarily of a headquarters and research facility, two manufacturing facilities, a packaging and distribution facility and various warehouses located in France, and are used by Group Lafon in connection with the development, sale and manufacture of pharmaceutical products. The Registrant intends to continue the use of these assets for the development, sale and manufacture of pharmaceutical products.

The Registrant issued a press release announcing the completion of the Acquisition, which release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

          The following financial statements are filed as part of this Current Report on Form 8-K:

       - Lafon Group Consolidated Financial Statements as of September 30, 2000 and 2001; and

       - Lafon Group Consolidated Financial Statements as of December 31, 1998, 1999 and 2000.


     (b) PRO FORMA FINANCIAL INFORMATION.

          The following unaudited pro forma condensed consolidated financial information is filed as part of this Current Report on Form 8-K:

       - Pro forma condensed consolidated balance sheet as of September 30, 2001;

       - Pro forma condensed consolidated statement of operations for the nine months ended September 30, 2001;

       - Pro forma condensed consolidated statement of operations for the year ended December 31, 2000; and

       - Notes to pro forma condensed consolidated balance sheet and statement of operations as of and for the nine months ended September 30, 2001 and the year ended December 31, 2000.

     (c) EXHIBITS.

         EXHIBIT NO.       DESCRIPTION OF DOCUMENT
         -----------       -----------------------
         2.1*              Share Purchase Agreement
         2.2*              Amendment to Share Purchase Agreement
         2.3*              Representations and Warranties Agreement
         2.4*              Escrow Agreement
         23.1+             Consent of Befec-Price Waterhouse
         99.1*             Press Release

         --------------
         * Previously filed as an exhibit to this Current Report on Form 8-K filed with the SEC on January 10, 2002 and incorporated herein by reference.

         +  Filed herewith.

7(a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED:

LAFON GROUP

CONSOLIDATED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2000 AND 2001

                                   LAFON GROUP
                           CONSOLIDATED BALANCE SHEETS
            (Amounts in thousand of euro, except as otherwise stated)

--------------------------------------------------------------------------------


                                                 September 30,    As of      September 30,
                                                      2001     December 31,       2000
                                        Note      (unaudited)      2000       (unaudited)
                                        ----     ------------  ------------  -------------
ASSETS

Cash and cash equivalents                             10,409       6,394         5,398
Short-term investments                                    47         172           200
Accounts receivable, net                              12,108      17,560        16,490
Other receivables, net                   3            12,939       9,855         7,586
Inventories, net                         4            22,066      20,989        22,814
Prepaid expenses                                       1,596       1,079         1,954
Deferred tax assets                                    1,960       2,575         2,297
                                                     -------     -------       -------
TOTAL CURRENT ASSETS                                  61,125      58,624        56,739

Long-term receivables, net                             2,249       2,255         2,127
Intangible assets, net                                21,638      23,279        23,946
Property, plant and equipment, net                    23,081      22,868        23,396
                                                     -------     -------       -------
TOTAL NON CURRENT ASSETS                              46,968      48,402        49,469
                                                     -------     -------       -------
TOTAL ASSETS                                         108,093     107,026       106,208
                                                     -------     -------       -------


The accompanying notes are an integral part of these consolidated financial statements.

                                   LAFON GROUP
                           CONSOLIDATED BALANCE SHEETS
            (Amounts in thousand of euro, except as otherwise stated)

--------------------------------------------------------------------------------



                                                                      September 30,      As of        September 30,
                                                                          2001        December 31,        2000
                                                                       (unaudited)       2000          (unaudited)
                                                                      -------------   ------------    ------------

LIABILITIES AND SHAREHOLDERS' EQUITY

Short-term borrowings, including current portion of long-term debt        4,144           2,425           2,075
Trade payables                                                           10,084          10,743           9,630
Other payables                                                           14,898          13,121          18,745
Accrued liabilities                                                         554             493             117
Other current liabilities                                                 1,579           2,542           1,434
Deferred tax liabilities                                                    608             616             620
                                                                        -------         -------         -------
TOTAL CURRENT LIABILITIES                                                31,867          29,940          32,621

Long-term debt, less current portion of long term debt                    5,977           5,348           5,458
                                                                        -------         -------         -------
TOTAL LIABILITIES                                                        37,844          35,288          38,079

MINORITY INTERESTS                                                       10,633          10,505           9,609

Common stock: EURO15.24 face value in 2000,                                  40              38              38
   EURO16,00 in 2001, 2,500 shares authorized, issued
   and outstanding
Retained earnings                                                        59,399          61,115          58,411
Cumulative translation adjustment                                           177              80              71
                                                                        -------         -------         -------
SHAREHOLDERS' EQUITY                                                     59,616          61,233          58,520

                                                                        -------         -------         -------
TOTAL LIABILITIES & SHAREHOLDERS' EQUITY                                108,093         107,026         106,208
                                                                        -------         -------         -------




The accompanying notes are an integral part of these consolidated financial statements.

                                   LAFON GROUP
                        CONSOLIDATED STATEMENTS OF INCOME
            (Amounts in thousand of euro, except as otherwise stated)
                                   (unaudited)

--------------------------------------------------------------------------------


                                              For the nine months
                                              ended September 30,
                                                2001      2000
                                                ----      ----
Net sales                                      91,887     99,524
Cost of  Sales                                (24,837)   (22,474)
GROSS MARGIN                                   67,050     77,050

License fees received                           8,985      4,511
Selling expenses                              (26,175)   (24,964)
Research and development expenses             (17,318)   (16,534)
Administrative expenses                       (15,658)   (14,404)
Other operating income (expense), net             964        (40)
                                              -------    -------
OPERATING INCOME                               17,848     25,619

Financial result                                 (531)        82
Other income (expense), net                      (238)       134
                                              -------    -------
NON-OPERATING INCOME (LOSS)                      (769)       216

INCOME BEFORE INCOME TAX,
GOODWILL AMORTIZATION AND MINORITY INTEREST    17,079     25,835
Income tax                                     (6,193)    (9,750)
Minority interests                             (2,360)    (3,471)
                                              -------    -------

NET INCOME BEFORE GOODWILL AMORTIZATION         8,526     12,614

Goodwill amortization                          (1,611)    (1,554)
                                              -------    -------
NET INCOME                                      6,915     11,060
                                              -------    -------


The accompanying notes are an integral part of these consolidated financial statements.

                                   LAFON GROUP
            CONSOLIDATED STATEMENTS OF CHANGE IN SHAREHOLDERS' EQUITY (Amounts in thousand of euro, except as otherwise stated)

--------------------------------------------------------------------------------


                                                     Stock issued
                                              ------------------------
                                              Number of                            Cumulative
                                                shares          Common   Retained   translation  Shareholder's
                                              outstanding       stock    earnings    adjustment     equity
                                              -----------       -----    --------    ----------     ------
As of December  31, 1999                           2,500          38       50,903        -2         50,939
                                                   -----          --       ------       ---         ------

Dividends paid                                                             -3,552         0         -3,552
Foreign currency translation                                                    0        73             73
Net income                                                                 11,060         0         11,060
                                                   -----          --       ------       ---         ------
As of September  30, 2000 (unaudited)              2,500          38       58,411        71         58,520
                                                   -----          --       ------       ---         ------

Net income                                                                  2,704         9          2,713
                                                   -----          --       ------       ---         ------
As of December  31, 2000                           2,500          38       61,115        80         61,233
                                                   -----          --       ------       ---         ------

Capital increase after conversion into EURO                        2           -2                        0
Dividends paid                                                             -8,629         0         -8,629
Foreign currency translation                                                             97             97
Net income                                                                  6,915                    6,915
                                                   -----          --       ------       ---         ------
As of September  30, 2001 (unaudited)              2,500          40       59,399       177         59,616
                                                   -----          --       ------       ---         ------



The accompanying notes are an integral part of these consolidated financial statements.

                                   LAFON GROUP
                      CONSOLIDATED STATEMENTS OF CASH-FLOWS
            (Amounts in thousand of euro, except as otherwise stated)
                                   (unaudited)

--------------------------------------------------------------------------------


                                                            For the nine months ended
                                                                   September 30,
                                                                   2001     2000
                                                                   ----     ----
CASH FLOW FROM OPERATING ACTIVITIES:
Net income - group                                                 6,915   11,060
Net income - minority                                              2,360    3,471
                                                                  ------   ------
NET INCOME                                                         9,275   14,531
ADJUSTMENTS TO RECONCILE INCOME BEFORE MINORITY INTEREST TO NET
CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES:
Amortization of intangible assets and goodwill                     2,193    1,841
Depreciation of property, plant and equipment                      4,014    3,865
Other depreciation                                                   186   -1,229
(Decrease) increase in deferred tax, net                             607    1,049
Net (gain) loss on disposal of fixed asset and investments           247       33
NET CHANGES IN OPERATING ASSETS AND LIABILITIES:
Decrease (increase) in inventories                                -1,077   -4,126
Decrease (increase) in accounts and notes receivables              5,452   -4,689
Decrease (increase) in other current assets                       -3,601      768
Increase (decrease) in accounts payables and other creditors         156    2,100
                                                                  ------   ------
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES               17,452   14,143

CASH FLOW FROM INVESTING ACTIVITIES:
Capital expenditures                                              -5,129   -2,936
Proceeds from disposal of fixed assets                               102       42
(Increase) decrease in other long term receivables                   102      -26
Impact on cash of changes in consolidation perimeter                 -37        0
                                                                  ------   ------
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES               -4,962   -2,920

CASH FLOW FROM FINANCING ACTIVITIES:
Decrease in short term debt                                        1,719   -8,856
Decrease (Increase) in long term debt                                629    2,505
Dividends paid
 . Group                                                           -8,629   -3,552
 . Minority                                                        -2,337   -2,093
                                                                  ------   ------
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES               -8,619  -11,996
Net effect of exchange rate changes                                  144       73
                                                                  ------   ------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS               4,015     -700

Cash and cash equivalent at the beginning of the year              6,394    6,098
CASH AND CASH EQUIVALENT AT THE END OF THE YEAR                   10,409    5,398
                                                                  ------   ------
                                                                   4,015     -700
SUPPLEMENTAL DISCLOSURES
Cash paid for income taxes                                         9,923    9,808
Interest paid                                                        146       99


The accompanying notes are an integral part of these consolidated financial statements.

                                   LAFON GROUP
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
            (Amounts in thousand of euro, except as otherwise stated)
                                   (unaudited)

--------------------------------------------------------------------------------

1.       SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

(a)      BASIS OF PRESENTATION

The consolidated financial statements of Lafon Group, and its consolidated subsidiaries ("Lafon" or "the Company") have been prepared in accordance with generally accepted accounting principles in France and comply with the "New principles and methodology relative to consolidated financial statements", Regulation Number 99-02 approved by the decree dated June 22, 1999 of the French "Comite de la Reglementation Comptable".

The interim consolidated financial statements of Lafon Group for each of nine month period ended September 30, 2000 and 2001 are unaudited. In the opinion of management, these unaudited interim consolidated financial statements reflect all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the financial position of Lafon Group as of September 30, 2000 and 2001 and the results of its operations and its cash flows for each of the nine months ended September 30, 2000 and 2001 in accordance with generally accepted accounting principles in France. Results for the nine months ended September 30, 2000 and 2001 are not necessarily indicative of the results to be expected for the entire year or for any other interim period.

(b)      NATURE OF BUSINESS

The Company's principal business is producing and commercializing pharmaceutical products, especially pain killer related drugs and central nervous system drugs. Group Lafon additionally profits from the distribution of its patent licenses. The Company also focuses its research and development on four specific areas, central nervous system, lyophilisation process, oncology, and cardiovascular system.

(c) CONSOLIDATION METHODS

Subsidiaries in which Lafon's voting rights exceed 50% are consolidated, unless control is limited due to contractual provisions. Jointly controlled entities are consolidated using the proportionate consolidation method. All intercompany balances and transactions between the consolidated companies are eliminated upon consolidation.

The equity method of accounting is used for investments in which the Company has the ability to exercise significant influence over the operating and financial policies of the investee company. In the absence of other evidence, such influence is presumed to exist for investments in companies in which the Company's direct or indirect ownership is between 20% and 50%. Under the equity method, the Company's share of profits and losses of these companies are included in the consolidated income statement and the carrying value of the Company's investment is adjusted to reflect its share in the investee's net equity.

The cost method of accounting is used for investments in which the Company's ownership is less than 20%.

The list of Lafon's consolidated subsidiaries and the applicable method of consolidation is provided in Note 2.

                                   LAFON GROUP
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
            (Amounts in thousand of euro, except as otherwise stated)
                                   (unaudited)

--------------------------------------------------------------------------------

(d)      USE OF ESTIMATES

The preparation of the consolidated financial statements in conformity with generally accepted accounting principles in France requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of the revenues and expenses during the reporting period. Actual results could differ from those estimates.

(e)      REVENUE RECOGNITION

Income from research and operating companies (Orsymonde, Laboratoire Lafon, Genelco) includes three types of revenues:

o Turnover (Orsymonde and Laboratoire Lafon) corresponds to the sales of materials, active principles and finished goods. Turnover is recorded when, based upon contractual terms of agreements with customers, risks and rewards of ownership are transferred.

o Royalties (Genelco and Laboratoire Lafon) are received on patents and trademarks, and correspond to the percentage of net sales of the Company's proprietary pharmaceutical products by the customer. Royalties are calculated and paid semi-annually by contracted customers in June and December. The Company recognizes these royalties in the period earned when payment is assured.

o License fees (Laboratoire Lafon) on its pharmaceutical patents are provided by the Company under license agreements. These agreements are usually signed for a duration between 5-15 years. Revenues are recognized on a straight-line basis over the period in the license agreement.

(f)      FOREIGN CURRENCY TRANSLATIONS

Foreign currency transactions are translated into Euros at the rate of exchange applicable at the translation date. At year-end, monetary assets and liabilities denominated in foreign currencies are translated into Euros at the rate of exchange prevailing at that date. The resulting gains or losses are recorded in the income statement.

(g)      TRANSLATION OF STATEMENTS OF FOREIGN SUBSIDIARIES

The income statements of foreign subsidiaries are translated into Euro at the average rate of exchange prevailing during the year. Balance sheets are translated at the exchange rate at the balance sheet date. Differences arising in the translation of financial statements of foreign subsidiaries are recorded in shareholders' equity as foreign currency translation adjustments.

                                   LAFON GROUP
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
            (Amounts in thousand of euro, except as otherwise stated)
                                   (unaudited)

--------------------------------------------------------------------------------

(h)      CASH AND CASH EQUIVALENTS

Cash and cash equivalents consist of cash and liquid marketable securities with an initial maturity of less than three months. Liquid marketable securities are valued at their acquisition value and depreciated for an amount equal to the difference between market value and historical value, when their market value is lower than the historical value.

(i)      SHORT-TERM INVESTMENTS

The Company's investments comprise equity securities. All investments have maturities of less than one year and therefore considered short-term investments, which are booked at their acquisition value and depreciated for an amount equal to the difference between fair value and historical value, when the fair value is lower than the historical value.

(j)      ACCOUNTS RECEIVABLE

Receivables and payables are valued at their nominal value. A provision for doubtful accounts is recorded if receivables are expected to be uncollectibles based on an analysis of aging schedule. Receivables are written off in the period-deemed uncollectibles.

(k)      OTHER RECEIVABLES

Other receivables are valued at their nominal value and consist of advances to suppliers, taxes to be refunded, license fees and royalties to be received, and of short term portion of receivable related to the sale of Ratiopharm.

(l)      INVENTORIES

Manufactured products, work-in-progress and semi-finished goods are valued at their cost of production, without exceeding their net realizable value, which includes consumable materials, direct and indirect production costs including the depreciation of assets involved in the production process. Purchased inventories and raw materials are stated at the lower of purchase cost and of net realizable value. Provision for potentially obsolete or slow moving inventory is made based on management's analysis of inventory level and sales forecasts.

(m)      INTANGIBLE ASSETS

Intangible assets consist of goodwill, patents and software, which are amortized over their estimated useful lives, not to exceed 20 years. The carrying value of intangible assets is reviewed for impairment whenever events or changes in circumstances indicate that there may be impairment. If the review indicates that any of the intangible assets will not be recoverable, the intangible asset will be reduced to its estimated net realizable value.

                                   LAFON GROUP
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
            (Amounts in thousand of euro, except as otherwise stated)
                                   (unaudited)

--------------------------------------------------------------------------------

(n)      PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are carried at their acquisition cost and depreciated on a straight-line basis over their estimated useful lives as follows:

o        Buildings                         10 to 20 years
o        Machinery and Equipment           3 to 10 years
o        Other tangible assets             3 to 10 years

The carrying value of property, plant and equipment is reviewed for impairment whenever events or changes in circumstances indicate that there may be impairment. If the review indicates that any of the tangible assets will not be recoverable, the tangible asset will be reduced to its estimated net realizable value.

(o)      CAPITAL LEASE

Fixed assets acquired through capital lease arrangements that transfer substantially all the benefits and risk of ownership to the Company are capitalized and the related long-term liability is recognized.

(p)      PENSION BENEFITS, OTHER RETIREMENT INDEMNITIES AND OTHER
POST-EMPLOYMENT BENEFITS

In France, the Company participates in defined contribution plans as required by law and applicable regulations and related expenses are recorded when incurred. In addition, for special termination benefits due to employees at the date of their retirement, the related liability has been determined using actuarial cost methods and is disclosed as a contingency.

In certain other countries (Switzerland), the Company participates in defined contribution plans and defined benefit pension schemes under which liabilities, prepaid expenses and expenses are recorded in accordance with the prevailing accounting practices in the applicable country.

(q)      DEFERRED TAXATION

Deferred taxes are provided on items recognized in different periods for financial reporting and tax reporting following the liability method, under which deferred taxes are computed by utilizing the rate expected to be in effect when the tax becomes payable.

If the balance leads to deferred taxation, it is accounted for as a liability. If such balance is an asset, which is more likely than not to be realized in the future, it is accounted for as a receivable.

                                   LAFON GROUP
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
            (Amounts in thousand of euro, except as otherwise stated)
                                   (unaudited)

--------------------------------------------------------------------------------


2.       SCOPE OF CONSOLIDATION


All consolidating entities have December 31 as their year-end.

                                          Share capital                                Consolidation
Company and legal form                   (in local currency)    % Control % Holding        method(1)      Activity
----------------------                   --------------------   -------------------        ---------      --------
As of September 30 and December 31, 2000
      FINANCIERE LAFON S.A                     FRF 250,000        100.00   100.00       Parent Co.     Holding
      Orsymonde S.A.                        FRF 12,000,000         78.67    78.67       Consolidated   Pharmaceutical
      Laboratoire L.LAFON S.A.              FRF 75,822,600        100.00    78.67       Consolidated   Pharmaceutical
      S.E.M.M. S.A.                          FRF 4,100,000         97.56    76.75       Consolidated   Rent
      SCI Martigny SCI                      FRF 32,000,000         99.70    78.43       Consolidated   Rent
      Lafon Pharma (Suisse) S.A.               CHF 400,000         99.25    78.07       Consolidated   Holding
      Farmalyoc SNC                            FRF 500,000         50.00    39.33      Proportionate   Patent licensing
      Genepharmex SNC                          FRF 100,000         98.00    77.09       Consolidated   Dormant
      Genelco (Suisse) S.A.                    CHF 100,000        100.00    78.07       Consolidated   Trademark licensing

CHANGE AS OF SEPTEMBER 30, 2001
      Farmalyoc SNC                            FRF 500,000        100.00    78.67       Consolidated   Patent licensing


3.       OTHER RECEIVABLES

                                                                                   As of
                                                                 September 30,  December 31,  September 30,
                                                                      2001           2000         2000
                                                                      ----           ----         ----
Value Added Tax to be refunded                                         4,565         2,154        2,646
Social receivables                                                        77            --          127
Receivable from Mr. Lafon                                                366            --
Receivable from sale of assets                                                                    1,727
Advances and downpayments on assets invoices                           3,227         1,882        1,200
ST portion of receivables related to the sale of Ratiopharm              916           915           59
License fees and royaties to be received                               3,682         4,577        1,851
Other receivables                                                        106           327           94
                                                                      ------         -----        -----
                                                                      12,939         9,855        7,586
                                                                      ------         -----        -----

                                   LAFON GROUP
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
            (Amounts in thousand of euro, except as otherwise stated)
                                   (unaudited)

--------------------------------------------------------------------------------

4.       INVENTORIES


                                                                   As of
                                              September 30,      December 31,      September 30,
                                                  2001              2000               2000
                                                  ----              ----               ----
Raw materials                                     6,582             6,970              7,797
Finished products                                14,588            11,973             13,185
Purchased products                                1,905             2,923              2,561
                                                -------           -------            -------
                                                 23,075            21,866             23,543
Allowance for obsolete inventories               -1,009              -877               -729
                                                -------           -------            -------
                                                 22,066            20,989             22,814

5.       COMMITMENTS AND CONTINGENCIES

(a)      RETIREMENT INDEMNITIES

Retirement indemnities were calculated according to the method of actuarial calculation of future services provided. The contingency at each year-end corresponds to the share of the actuarial value attributable to the services already provided by each employee.


                                                                           As of
                                                        September 30,   December 31,   September 30,
                                                            2001            2000            2000
                                                            ----            ----            ----
Pension plan                                               10,028           9,615           9,482
Jubilee obligations                                            57              52              50
Welfare and medical plans                                   1,252           1,203           1,188
                                                          -------         -------         -------
LABORATOIRE LAFON                                          11,337          10,870          10,720
Pension plan                                                1,315           1,217           1,186
Widows pensions                                               147             162             166
                                                          -------         -------         -------
ORSYMONDE                                                   1,462           1,379           1,352
                                                          -------         -------         -------
                                                           12,799          12,249          12,072
                                                          -------         -------         -------


(b)      OTHER COMMITMENTS

                                                                           As of
                                                        September 30,   December 31,   September 30,
                                                            2001            2000            2000
                                                            ----            ----            ----
     Guaranty on real estate and pledges on equipement      2,258           5,994           2,558
                                                          -------         -------         -------
    Total                                                   2,258           5,994           2,558
                                                          -------         -------         -------

                                   LAFON GROUP
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
            (Amounts in thousand of euro, except as otherwise stated)
                                   (unaudited)

--------------------------------------------------------------------------------

6. SUMMARY OF DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN FRANCE AND ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES OF AMERICA

         The accompanying consolidated financial statements have been prepared in accordance with the accounting principles described in NOTE 2 above ("French GAAP"), which differ in certain significant respects from those applicable in the United States of America ("U.S. GAAP"). These differences relate mainly to the following items, and the necessary adjustments are shown in the tables set forth in NOTE 7.

(a)      PENSION OBLIGATIONS

         Under French GAAP, pension and other than pension post employment benefits are calculated in accordance with the practices prevailing in each country and are generally disclosed as a contingency.

         For the purpose of U.S. GAAP reconciliation, valuation methods and assumptions have been harmonized and accounting recognition of plans has been prepared as if U.S. GAAP had been consistently applied.

(b)      PRESENT VALUE OF LOANS, ADVANCES AND RECEIVABLES

Under French GAAP, non-interest or low-interest bearing loans and advances were not discounted whereas under U.S. GAAP (APB No. 21 "Interest on Receivables and Payables") they should be recorded at their present value.

These concern receivables related to the sale of Ratiopharm and the OCIL loan.

(c)      CONSOLIDATION METHOD

Under French GAAP, as at September 30 and December 31, 2000, the 39,33% interest in Farmalyoc is jointly controlled and therefore consolidated using the proportional method. Under U.S GAAP, such investment would be accounted for using the equity method. This difference does not impact net income or shareholder's equity. In 2001, Farmalyoc is consolidated and did not give raise to any French/US GAAP difference.

(d)      GOODWILL

Under French GAAP, the Company recorded the 1987 reorganization (acquisition of shares of Orsymonde from Lafon family, sole shareholders' of Financiere Lafon, parent company of Group Lafon) as an acquisition at fair value and therefore recorded a gross goodwill of M(EURO) 19,4. Similarly, acquisition in 1996 of additional shares of Orsymonde from Lafon family and non-related party was recorded as an acquisition at fair value, generating an additionnal gross goodwill of M(EURO) 26,9, of which M(EURO) 22,1 were linked to acquisition of shares from Lafon's family. Under US GAAP, such transactions between entities under common control would have been accounted for on historical cost basis. Goodwill and goodwill amortization have been adjusted accordingly.

                                   LAFON GROUP
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
            (Amounts in thousand of euro, except as otherwise stated)
                                   (unaudited)

--------------------------------------------------------------------------------

(e)      EQUITY INVESTMENTS

Under French GAAP, unrealized gains are not recognized and valuation allowances of marketable equity securities are generally determined based on year-end quotations.

Under U.S. GAAP (SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities") and except for securities classified as "hold-to-maturity securities", unrealized holding gains and losses for "trading" and "available-for-sales" securities should be included in income or reported as an adjustment to shareholder's equity until realized, respectively.

(f)      PRESENTATION OF CONSOLIDATED BALANCE SHEETS

The classification of certain items in and the format of the Company's consolidated balance sheets vary to some extent from U.S. GAAP.

o Under French GAAP, deferred tax assets, which are not likely to be realized in the future, are not recorded as an asset in the balance sheet. Under U.S. GAAP, such deferred tax assets would be recorded and a valuation allowance would reduce their net value to the portion more likely than not to be realized in the future.

o Under French GAAP, as at September 30, 2000 and December 31, 2000, the investment in Farmalyoc is proportionally consolidated while it would have been reported using the equity method under U.S GAAP. This would not have a significant effect on consolidated assets and liabilities as of September 30, 2000 and December 31, 2000.

(g)      PRESENTATION OF CONSOLIDATED INCOME STATEMENTS

The classification of certain items in and the format of the Company's consolidated income statements vary to some extent from U.S. GAAP.

Operating income

Under a U.S. GAAP presentation, amortization of goodwill (amounting to K(EURO)1,611 and K(EURO)1,554 for each of the nine month periods ended September 30, 2001 and 2000, respectively, reported in the French GAAP financial statements) would have been deducted from operating income.

                                   LAFON GROUP
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
            (Amounts in thousand of euro, except as otherwise stated)
                                   (unaudited)

--------------------------------------------------------------------------------

7.       RECONCILIATION TO U.S. GAAP

(a)      NET INCOME

The following is a summary of the estimated adjustments to net income for the nine months ended September 30, 2001 and 2000, which would be required if U.S. GAAP had been applied instead of French GAAP.


                                                                            For the nine months ended
                                                                           September         September
                                                                               30,               30,
                                                                              2001              2000
                                                                              ----              ----
NET INCOME AS REPORTED IN THE CONSOLIDATED INCOME STATEMENTS                  6,915           11,060
(a)- Pension plan obligations                                                  -550             -479
(d)- Goodwill                                                                 1,406            1,406
(b)- Reassessment of the receivables related to the sale of Ratiopharm           63               88
(b)- Reassessment of OCIL loan                                                   21              -19
(e)- Unrealized gains on marketable securities                                 (139)               0
                                                                            -------          -------
TOTAL US GAAP ADJUSTMENTS BEFORE TAX EFFECTS AND MINORITY INTEREST              801              996
Tax effects of the above US GAAP adjustments                                    157              145
Minority interest                                                                66               57
                                                                            -------          -------
NET INCOME ACCORDING TO U.S. GAAP                                             7,939           12,258
                                                                            -------          -------

(b)      SHAREHOLDERS' EQUITY

The reconciliation of U.S. GAAP shareholders' equity as of September 30, 2000 and 2001 and December 31,2000, is as follows:


                                                                       As of September 30,   As of December 31,  As of September 30,
                                                                               2001                 2000               2000
                                                                               ----                 ----               ----
SHAREHOLDER'S EQUITY AS REPORTED IN THE CONSOLIDATED BALANCE SHEETS           59,616               61,233             58,520
(a)- Pension plan obligations                                                (12,799)             (12,249)           (12,073)
(d)- Goodwill                                                                (18,355)             (19,761)           (20,230)
(b)- Reassessment of the receivables related to the sale of Ratiopharm           (65)                (129)              (158)
(b)- Reassessment of OCIL loan                                                  (480)                (502)              (454)
(e)- Unrealized gains on marketable securities                                                        139                110
                                                                              ------               ------             ------
Total US GAAP adjustements before tax effect                                 (31,699)             (32,502)           (32,805)
Tax effects of the above adjustements                                          4,706                4,550              4,482
Minority interest                                                              1,842                1,777              1,750
                                                                              ------               ------             ------
SHAREHOLDER'S EQUITY ACCORDING TO US GAAP                                     34,465               35,058             31,947
                                                                              ------               ------             ------

                                   LAFON GROUP
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
            (Amounts in thousand of euro, except as otherwise stated)
                                   (unaudited)

--------------------------------------------------------------------------------

The reconciliation of U.S. GAAP shareholders' equity between December 31, 2000 and September 30, 2001, is as follows:


                                                            For the nine
                                                            months ended
                                                            September 30,
                                                                 2001
                                                                 ----
U.S. GAAP SHAREHOLDERS' EQUITY AT DECEMBER 31, 2000             35,058
Net U.S. GAAP income for 2001                                    7,939
Dividends paid                                                  (8,629)
Foreign currency translation adjustment                             97
                                                                ------
U.S. GAAP SHAREHOLDERS' EQUITY AT SEPTEMBER 30, 2001            34,465
                                                                ------

(c)      COMPREHENSIVE INCOME

                                                        For the nine months ended September 30,
                                                              2001                   2000
                                                              ----                   ----
NET INCOME under U.S. GAAP                                    7,939                12,257
                                                              -----                ------

OTHER COMPREHENSIVE INCOME, NET OF TAX
  Foreign currency translation adjustments                       97                    73
  Unrealized gains on securities                               -139
                                                              -----                ------
COMPREHENSIVE INCOME                                          7,897                12,330
                                                              -----                ------

8.       SUBSEQUENT EVENTS

On December 3, 2001, the shareholders of the Lafon Group signed with Cephalon Inc. a share purchase agreement. Under such agreement, on the closing date (December 28, 2001), the sellers shall sell and the purchaser shall purchase all the Financiere Lafon shares and substantially all the Orsymonde shares not directly owned by Financiere Lafon.

9.       RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

(a)      SFAS 133 : ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

In June 1998, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard (SFAS) No. 133, Accounting for Derivative Instruments and Hedging Activities (SFAS No. 133). In June 1999, the FASB issued SFAS No. 137, Accounting for Derivative Instruments and Hedging Activities -- Deferral of the Effective Date of FASB Statement No. 133. In June 2000, the FASB issued SFAS No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities, an amendment of FASB Statement No. 133. SFAS No. 133, as amended, establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or a liability measured at its fair value. SFAS No. 133 requires that changes in the derivative instrument's fair value be

                                   LAFON GROUP
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
            (Amounts in thousand of euro, except as otherwise stated)
                                   (unaudited)

--------------------------------------------------------------------------------

recognized currently in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows a derivative instrument's gains and losses to offset related results on the hedged item in the income statement, to the extent effective, and requires that a company must formally document, designate, and assess the effectiveness of transactions that receive hedge accounting.

The Company adopted SFAS No. 133 on January 1, 2001, which has no effect on the Company's financial statements, since it does not hold any derivative instruments.

(b)      SFAS 141 AND 142: GOODWILL AND OTHER INTANGIBLE ASSETS

In July 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 141, Business Combinations and SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 141 requires the use of the purchase method of accounting for all business combinations initiated after June 30, 2001. SFAS No. 141 requires intangible assets to be recognized if they arise from contractual or legal rights or are "separable", i.e., it is feasible that they may be sold, transferred, licensed, rented, exchanged or pledged. As a result, it is likely that more intangible assets will be recognized under SFAS No. 141 than its predecessor, APB Opinion No.16 although in some instances previously recognized intangibles will be subsumed into goodwill.

Under SFAS No. 142, goodwill will no longer be amortized on a straight-line basis over its estimated useful life, but will be tested for impairment on an annual basis and whenever indicators of impairment arise. The goodwill impairment test, which is based on fair value, is to be performed on a reporting unit level. A reporting unit is defined as a SFAS No. 131 operating segment or one level lower. Goodwill will no longer be allocated to other long-lived assets for impairment testing under SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of. Additionally, goodwill on equity method investments will no longer be amortized; however, it will continue to be tested for impairment in accordance with Accounting Principles Board Opinion No. 18, The Equity Method of Accounting for Investments in Common Stock. Under SFAS No. 142 intangible assets with indefinite lives will not be amortized. Instead they will be carried at the lower cost or market value and tested for impairment at least annually. All other recognized intangible assets will continue to be amortized over their estimated useful lives.

SFAS No. 142 is effective for fiscal years beginning after December 15, 2001 although goodwill on business combinations consummated after July 1, 2001 will not be amortized. On adoption the company may need to record a cumulative effect adjustment to reflect the impairment of previously recognized intangible assets. In addition, goodwill on prior business combinations will cease to be amortized beginning January 1, 2002. The Company has determined the adoption of these Statements will not have a material effect on the Company's intangible assets and there will be no cumulative effect adjustment required upon adoption.

(c)      SFAS 143: ACCOUNTING FOR ASSET RETIREMENT OBLIGATIONS

In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations." SFAS No. 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. An entity shall measure changes in the liability for an asset retirement obligation due to passage of time by applying an interest method of allocation to the amount of the liability at the beginning of the period. The interest

                                   LAFON GROUP
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
            (Amounts in thousand of euro, except as otherwise stated)
                                   (unaudited)

--------------------------------------------------------------------------------

rate used to measure that change shall be the credit-adjusted risk-free rate that existed when the liability was initially measured. That amount shall be recognized as an increase in the carrying amount of the liability and as an expense classified as an operating item in the statement of income. SFAS No. 143 is effective for fiscal years beginning after June 15, 2002. The Company does not anticipate that adoption of SFAS No. 143 will have a material impact on its results of operations or its financial position.

(d)      SFAS 144: ACCOUNTING FOR IMPAIRMENT OF DISPOSAL OF LONG LIVED

In August 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". SFAS No. 144 establishes a single accounting model for long-lived assets to be disposed of by sale consistent with the fundamental provisions of SFAS 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of". While it supersedes APB Opinion 30 "Reporting the Results of operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions" it retains the presentation of discontinued operations but broadens that presentation to include a component of an entity (rather than a segment of a business). However, discontinued operations are no longer recorded at net realizable value and future operating losses are no longer recognized before they occur. Under SFAS No. 144 there is no longer a requirement to allocate goodwill to long-lived assets to be tested for impairment. It also establishes a probability weighted cash flow estimation approach to deal with situations in which there are a range of cash flows that may be generated by the asset being tested for impairment. SFAS No. 144 also establishes criteria for determining when an asset should be treated as held for sale.

SFAS No. 144 is effective for fiscal years beginning after December 15, 2001 and interim periods within those fiscal years, with early application encouraged. The provisions of the Statement are generally to be applied prospectively. The Company currently has no plans to dispose of any operations and accordingly, does not anticipate that adoption of SFAS No. 144 will have a material impact on its results of operations or its financial position.

                                   LAFON GROUP
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
            (Amounts in thousand of euro, except as otherwise stated)
                                   (unaudited)

--------------------------------------------------------------------------------

10.      SUPPLEMENTARY INFORMATION RELATING TO CONSOLIDATED COMPANIES

        Name of companies                 Location
             --------                     --------

                                            French companies
                                                 --------

Financiere LAFON SA                       19, rue Francois 1er
                                          75008 PARIS
                                          SIRET No. (company database code):
                                            34010239100018

Orsymonde SA                              19, rue Francois 1er
                                          75008 PARIS
                                          SIRET No.: 58207971100021

Societe d'Entrepot de Mitry-Mory          ZI de Mitry-Mory rue de Newton Compans
                                          77 290 MITRY-MORY
                                          SIRET No.: 31881157700010

Laboratoire Louis Lafon SA                19 avenue du Professeur Cadiot
                                          94700 MAISONS-ALFORT
                                          SIRET No.: 55206196200015

Societe Civile Immobiliere Martigny       5, rue Charles Martigny
                                          94700 MAISONS-ALFORT
                                          SIRET No.: 33206183700016

SNC Genepharmex                           5, avenue C.Martigny
                                          94700 MAISONS-ALFORT
                                          SIRET No.: 39889984900010

SNC Farmalyoc                             5, rue C. Martigny
                                          94700 MAISONS-ALFORT
                                          SIRET No.: 34756559000010


                                            Foreign companies
                                                 --------

Lafon Pharma SA                           Certified Public Accountant: Boulevard
                                            de Perolles
                                          55 Case postale 144 CH-1705 FREIBURG
                                          (Switzerland)

Genelco                                   Certified Public Accountant: Boulevard
                                            de Perolles
                                          55 Case postale 144 CH-1705 FREIBURG
                                          (Switzerland)

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and the Board of Directors of LAFON GROUP


We have audited the accompanying consolidated balance sheets of LAFON GROUP and its subsidiaries (together, the "Group") as of December 31, 2000 and 1999 and the related consolidated statements of income, of cash flows and of changes in shareholders' equity for each of the three years in the period ended December 31, 2000, all expressed in euro. These financial statements are the responsibility of the Group's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements audited by us present fairly, in all material respects, the financial position of the Group as of December 31, 2000 and 1999, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2000 in conformity with accounting principles generally accepted in France.

Accounting principles generally accepted in France vary in certain significant respects from accounting principles generally accepted in the United States of America. The application of the latter would have affected the determination of the consolidated net income expressed in euro for each of the years ended December 31, 2000 and December 31, 1999 and the determination of consolidated shareholders' equity, also expressed in euro, at December 31, 2000 and 1999 to the extent summarized in Note 20 to the consolidated financial statements.

Paris, December 26, 2001

Befec-Price Waterhouse
Member of PricewaterhouseCoopers

Liliane Tellier


--------------------------------------------------------------------------------

                                  LAFON GROUP
                           CONSOLDIATED BALANCE SHEETS
           (Amounts in thousands of euro, except as otherwise stated)

--------------------------------------------------------------------------------


LAFON
GROUP





                                                                    CONSOLIDATED
                                                                       FINANCIAL
                                                                   STATEMENTS AS
                                                                 OF DECEMBER 31,
                                                             1998, 1999 AND 2000



--------------------------------------------------------------------------------

                                  LAFON GROUP
                           CONSOLDIATED BALANCE SHEETS
           (Amounts in thousands of euro, except as otherwise stated)

--------------------------------------------------------------------------------


                                                          As of December 31,
                                                   Note       2000      1999
                                                   ----       ----      ----
ASSETS

Cash and cash equivalents                                   6,394       6,098
Short-term investments                                        172         255
Accounts receivable, net                           3       17,560      11,800
Other receivables, net                             4        9,855       8,442
Inventories, net                                   5       20,989      18,688
Prepaid expenses                                            1,079         952
Deferred tax assets                                6        2,575       3,376
                                                        ---------   ---------
TOTAL CURRENT ASSETS                                       58,624      49,611

Long-term receivables, net                         7        2,255       3,015
Intangible assets, net                             8       23,279      25,288
Property, plant and equipment, net                 9       22,868      24,844
                                                        ---------   ---------
TOTAL NON CURRENT ASSETS                                   48,402      53,147
                                                        ---------   ---------
TOTAL ASSETS                                              107,026     102,758
                                                        ---------   ---------


The accompanying notes are an integral part of these consolidated financial statements.

--------------------------------------------------------------------------------

                                  LAFON GROUP
                           CONSOLDIATED BALANCE SHEETS
           (Amounts in thousands of euro, except as otherwise stated)

--------------------------------------------------------------------------------

                                                                                              As of December 31,
                                                                          Note           2000              1999
                                                                        ----------------------------------------
LIABILITIES AND SHAREHOLDERS' EQUITY

Short-term borrowings, including current portion of long-term debt           10           2,425          10,932
Trade payables                                                                           10,743          10,188
Other payables                                                                           13,121          14,544
Accrued liabilities                                                          11             493           1,346
Other current liabilities                                                                 2,542           2,975
Deferred tax liabilities                                                      6             616             651
                                                                                        -----------------------
TOTAL CURRENT LIABILITIES                                                                29,940          40,636

Long-term debt, less current portion of long term debt                       10           5,348           2,952
                                                                                        -----------------------
TOTAL LIABILITIES                                                                        35,288          43,588

MINORITY INTERESTS                                                                       10,505           8,231

Common stock: EURO15.24 face value 2,500 shares
   authorized, issued and outstanding                                                        38              38
Retained earnings                                                                        61,115          50,903
Cumulative translation adjustment                                                            80              -2
                                                                                        -----------------------
SHAREHOLDERS' EQUITY                                                                     61,233          50,939

                                                                                        -----------------------
TOTAL LIABILITIES & SHAREHOLDERS' EQUITY                                                107,026         102,758
                                                                                        -----------------------

            The accompanying notes are an integral part of these consolidated financial statements.

---------------------------------------------------------------------------------------------------------------

                                  LAFON GROUP
                        CONSOLDIATED STATEMENTS OF INCOME
           (Amounts in thousands of euro, except as otherwise stated)

--------------------------------------------------------------------------------


                                                            For the year ended December 31,
                                                       Note       2000      1999          1998
                                                       ----       ----      ----          ----
NET SALES                                                      133,960      119,414      108,393
Cost of sales                                                  -32,097      -30,894      -27,135
                                                               -------      -------      -------
GROSS MARGIN                                                   101,863       88,520       81,258

License fees received                                  14        7,731        3,872        3,921
License fees paid                                                 -482          -73         -411
Selling expenses                                               -33,698      -34,453      -33,995
Research and development expenses                              -22,626      -21,338      -20,481
Administrative expenses                                        -21,349      -19,480      -18,679
Other operating income (expense), net                  15          405         -178         -145
                                                               -------      -------      -------
OPERATING INCOME                                                31,844       16,870       11,468

Financial result                                       16         -136         -492         -504
Loss from equity investments                                         0       -2,064       -1,471
Other income (expense), net                            17         -237        7,078          -58
                                                               -------      -------      -------
NON-OPERATING INCOME (LOSS)                                       -373        4,522       -2,033
                                                               -------      -------      -------
INCOME BEFORE INCOME TAX, GOODWILL
AMORTIZATION  AND MINORITY INTERESTS                            31,471       21,392        9,435
Income tax expense                                      6      -11,289       -8,976       -4,558
Minority interests                                              -4,345       -2,644       -1,343

                                                               -------      -------      -------
NET INCOME BEFORE GOODWILL AMORTIZATION                         15,837        9,772        3,534
                                                               =======      =======      =======
Goodwill amortization                                           -2,072       -2,072       -2,072
                                                               -------      -------      -------
NET INCOME                                                      13,765        7,700        1,462
                                                               -------      -------      -------


The 1998 consolidated financial statements have been prepared in French Francs and restated in euro using the fixed exchange rate of (EURO)1.00 = FRF 6.55957 applicable since January 1, 1999 (see Note 1).

The accompanying notes are an integral part of these consolidated financial statements.

--------------------------------------------------------------------------------

                                  LAFON GROUP
           CONSOLDIATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (Amounts in thousands of euro, except as otherwise stated)

--------------------------------------------------------------------------------

                                  Number of                                          Cumulative
                                   shares       Common    Capital     Retained       translation       Shareholder's
                                outstanding     stock     earnings    earnings        adjustment        equity
                                -----------     -----     --------    --------        ----------        ------
AS OF DECEMBER  31, 1997          2,500         38          0         41,741               0            41,779
                                -----------     -----     --------    --------        ----------        ------
Foreign currency translation                                               0               0                 0
Net income                                                             1,462               0             1,462
                                -----------     -----     --------    --------        ----------        ------
AS OF DECEMBER 31, 1998           2,500         38          0         43,203               0            43,241
                                -----------     -----     --------    --------        ----------        ------
Foreign currency translation                                0              0              -2                -2
Net income                                                  0          7,700               0             7,700
                                -----------     -----     --------    --------        ----------        ------
AS OF DECEMBER  31, 1999          2,500         38          0         50,903              -2            50,939
                                -----------     -----     --------    --------        ----------        ------
Dividends paids                                             0         -3,553               0            -3,553
Foreign currency translation                                0              0              82                82
Net income                                                  0         13,765               0            13,765
                                -----------     -----     --------    --------        ----------        ------
AS OF DECEMBER  31, 2000          2,500         38          0         61,115              80            61,233
                                -----------     -----     --------    --------        ----------        ------



The 1998 consolidated financial statements have been prepared in French Francs and restated in euro using the fixed exchange rate of (EURO)1.00 = FRF 6.55957 applicable since January 1, 1999 (see Note 1).

The accompanying notes are an integral part of these consolidated financial statements.

--------------------------------------------------------------------------------

                                  LAFON GROUP
                      CONSOLDIATED STATEMENTS OF CASH FLOWS
           (Amounts in thousands of euro, except as otherwise stated)

--------------------------------------------------------------------------------


                                                                      For the year ended December 31,
                                                                        2000          1999          1998
                                                                        ----          ----          ----

CASH FLOW FROM OPERATING ACTIVITIES:
Net income - group                                                    13,765         7,700          1,462
Net income - minority                                                  4,345         2,644          1,343
Ratiopharm results (equity method)                                         0         2,064          1,471
                                                                 -----------    ----------    -----------
NET INCOME                                                            18,110        12,408          4,276
ADJUSTMENTS TO RECONCILE INCOME BEFORE MINORITY INTEREST
TO NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES:
Amortization of intangible assets and goodwill                         2,692         2,332          2,306
Depreciation of property, plant and equipment                          5,242         5,030          4,835
Other depreciation                                                      -853           -95           -526
(Decrease) increase in deferred tax, net                                 766           489            787
Net (gain) loss on disposal of fixed asset and investments                64        -6,129             -8
NET CHANGES IN OPERATING ASSETS AND LIABILITIES:
Decrease (increase) in inventories                                    -2,300        -1,750         -3,553
Decrease (increase) in accounts and notes receivables                 -5,759        -4,567          2,158
Decrease (increase) in other current assets                           -1,390        -2,324            164
Increase (decrease) in accounts payables and other creditors          -1,303         5,281          2,164
                                                                 -----------    ----------    -----------
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES                   15,269        10,675         12,603
CASH FLOW FROM INVESTING ACTIVITIES:
Capital expenditures                                                  -3,974        -4,276         -5,439
Proceeds from disposal of fixed assets                                    46             9             32
Proceeds from disposal of investments                                    762           301              0
(Increase) decrease in other long term receivables                      -155         2,913         -3,137
                                                                 -----------    ----------    -----------
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES                   -3,321        -1,053         -8,544

CASH FLOW FROM FINANCING ACTIVITIES:
Decrease in short term debt                                           -8,507          -600         -4,655
Decrease (Increase) in long term debt                                  2,396        -2,707         -2,187
Dividends paid
 . Group                                                               -3,552             0              0
 . Minority - by Orsymonde                                             -2,071        -1,398         -1,821
 . Minority - by Labo Lafon                                                 0            27            -86
                                                                 -----------    ----------    -----------
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES                  -11,734        -4,678         -8,749
Net effect of exchange rate changes                                       82            -2              0
                                                                 -----------    ----------    -----------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                     296         4,942         -4,690

Cash and cash equivalent at the beginning of the year                  6,098         1,156          5,846
Cash and cash equivalent at the end of the year                        6,394         6,098          1,156
                                                                 -----------    ----------    -----------
                                                                         296         4,942         -4,690
SUPPLEMENTAL DISCLOSURES
Cash paid for income taxes                                            12,100         2,655          5,256
Interest paid                                                            199           224            324



The 1998 consolidated financial statements have been prepared in French Francs and restated in euro using the fixed exchange rate of (EURO)1.00 = FRF 6.55957 applicable since January 1, 1999 (see Note 1).

The accompanying notes are an integral part of these consolidated financial statements.

--------------------------------------------------------------------------------

                                   LAFON GROUP
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
           (Amounts in thousands of euro, except as otherwise stated)

--------------------------------------------------------------------------------

1.       SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

(a)      BASIS OF PRESENTATION

The consolidated financial statements of LAFON Group, and its consolidated subsidiaries ("Lafon" or "the Company") have been prepared in accordance with generally accepted accounting principles in France and comply with the "New principles and methodology relative to consolidated financial statements", Regulation Number 99-02 approved by the decree dated June 22, 1999 of the French "Comite de la Reglementation Comptable".

On January 1, 1999, the Euro (EURO) was introduced as the common legal currency of eleven members states of the European Economic and Monetary Union, including France. The Company prepares its consolidated financial statements in French Francs and has adopted the Euro as its reporting currency for the periods after January 1, 1999. The 1998 consolidated statement of income and statement of cash flow statements were restated in Euro using the fixed exchange rate for French Franc to euro of (EURO)1.00 = FRF6.55957. Although these 1998 statements depict the same trends as would have been shown had they been also presented in French francs, they may not be directly comparable to the financial statements of other companies that have also been restated in Euro. Prior to the adoption of the Euro, the currencies of other countries fluctuated against the French franc, but because the Euro did not exist prior to January 1, 1999, historical exchange rates for Euro are not available. A comparison of the Company's financial statements and those of another company that had historically used a reporting currency other than the French franc that takes into account actual fluctuation in exchange rates could give a much different impression than a comparison of the financials statements and those of another company as translated into Euro.

(b)      NATURE OF BUSINESS

The Company's principal business is producing and commercializing pharmaceutical products, especially pain killer related drugs and central nervous system drugs. Group Lafon additionally profits from the distribution of its patent licenses. The Company also focuses its research and development on four specific areas, central nervous system, lyophilisation process, oncology, and cardiovascular system.

(c)       CONSOLIDATION METHODS

Subsidiaries in which Lafon's voting rights exceed 50% are consolidated, unless control is limited due to contractual provisions. Jointly controlled entities are consolidated using the proportionate consolidation method. All intercompany balances and transactions between the consolidated companies are eliminated upon consolidation.

The equity method of accounting is used for investments in which the Company has the ability to exercise significant influence over the operating and financial policies of the investee company. In the absence of other evidence, such influence is presumed to exist for investments in companies in which the Company's direct or indirect ownership is between 20% and 50%. Under the equity method, the Company's share of profits and losses of these companies are included in the consolidated income statement and the carrying value of the Company's investment is adjusted to reflect its share in the investee's net equity.

The cost method of accounting is used for investments in which the Company's ownership is less than 20%.

The list of Lafon's consolidated subsidiaries and the applicable method of consolidation is provided in Note 2.

--------------------------------------------------------------------------------

                                   LAFON GROUP
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
           (Amounts in thousands of euro, except as otherwise stated)

--------------------------------------------------------------------------------

(d)      USE OF ESTIMATES

The preparation of the consolidated financial statements in conformity with generally accepted accounting principles in France requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of the revenues and expenses during the reporting period. Actual results could differ from those estimates.

(e)      REVENUE RECOGNITION

Income from research and operating companies (Orsymonde, Laboratoire Lafon, Genelco) includes three types of revenues:

o Turnover (Orsymonde and Laboratoire Lafon) corresponds to the sales of materials, active principles and finished goods. Turnover is recorded when, based upon contractual terms of agreements with customers, risks and rewards of ownership are transferred.

o Royalties (Genelco and Laboratoire Lafon) are received on patents and trademarks, and correspond to the percentage of net sales of the Company's proprietary pharmaceutical products by the customer. Royalties are calculated and paid semi-annually by contracted customers in June and December. The Company recognizes these royalties in the period earned when payment is assured.

o License fees (Laboratoire Lafon) on its pharmaceutical patents are provided by the Company under license agreements. These agreements are usually signed for a duration between 5-15 years. Revenues are recognized on a straight-line basis over the period in the license agreement.

(f)      FOREIGN CURRENCY TRANSACTIONS

Foreign currency transactions are translated into French franc at the rate of exchange applicable at the transaction date. At year-end, monetary assets and liabilities denominated in foreign currencies are translated into Euro at the rate of exchange prevailing at that date. The resulting exchange gains or losses are recorded in the income statement.

(g)      TRANSLATION OF STATEMENTS OF FOREIGN SUBSIDIARIES

The income statements and statements of cash flows of foreign subsidiaries are translated into Euro at the average rate of exchange prevailing during the year. Balance sheets are translated at the exchange rate at the balance sheet date. Differences arising in the translation of financial statements of foreign subsidiaries are recorded in shareholders' equity as foreign currency translation adjustments.

(h)      CASH AND CASH EQUIVALENTS


--------------------------------------------------------------------------------

                                   LAFON GROUP
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
           (Amounts in thousands of euro, except as otherwise stated)

--------------------------------------------------------------------------------

Cash and cash equivalents consist of cash and liquid marketable securities with an initial maturity of less than three months. Liquid marketable securities are valued at their acquisition value and depreciated for an amount equal to the difference between market value and historical value, when their market value is lower than the historical value.

(i)      SHORT-TERM INVESTMENTS

The Company's investments comprise equity securities. All investments have maturities of less than one year and therefore considered short-term investments, which are booked at their acquisition value and depreciated for an amount equal to the difference between fair value and historical value, when the fair value is lower than the historical value.

(j)      ACCOUNTS RECEIVABLE

Receivables are valued at their nominal value. A provision for doubtful accounts is recorded if receivables are expected to be uncollectable based on an analysis of aging schedule. Uncollectable accounts are written off.

(k)      OTHER RECEIVABLES

Other receivables are valued at their nominal value and consist of advances to suppliers, taxes to be refunded, license fees and royalties to be received, and of short term portion of receivable related to the sale of Ratiopharm.

(l)      INVENTORIES

Manufactured products, work-in-progress and semi-finished goods are valued at their cost of production, without exceeding their net realizable value, which includes consumable materials, direct and indirect production costs including the depreciation of assets involved in the production process. Purchased inventories and raw materials are stated at the lower of purchase cost and of net realizable value. Provision for potentially obsolete or slow moving inventory is made based on management's analysis of inventory level and sales forecasts.

(m)      INTANGIBLE ASSETS

Intangible assets consist of goodwill, patents and software, which are amortized over their estimated useful lives, not to exceed 20 years. The carrying value of intangible assets is reviewed for impairment whenever events or changes in circumstances indicate that there may be impairment. If the review indicates that any of the intangible assets will not be recoverable, the intangible asset will be reduced to its estimated net realizable value.


--------------------------------------------------------------------------------

                                   LAFON GROUP
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
           (Amounts in thousands of euro, except as otherwise stated)

--------------------------------------------------------------------------------

(n)      PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are carried at their acquisition cost and are depreciated on a straight-line basis over their estimated useful lives as follows:

o      Buildings                                         10 to 20 years
o      Machinery and equipment                           3 to 10 years
o      Other tangible assets                             3 to 10 years

The carrying value of property, plant and equipment is reviewed for impairment whenever events or changes in circumstances indicate that there may be impairment. If the review indicates that any of the tangible assets will not be recoverable, the tangible asset will be reduced to its estimated net realizable value.

(o)      CAPITAL LEASE

Fixed assets acquired through capital lease arrangements that transfer substantially all the benefits and risk of ownership to the Company are capitalized and the related long-term liability is recognized.

(p)      PENSION BENEFITS, OTHER RETIREMENT INDEMNITIES AND OTHER
POST-EMPLOYMENT BENEFITS

In France, the Company participates in defined contribution plans as required by law and applicable regulations and related expenses are recorded when incurred. In addition, for special termination benefits due to employees at the date of their retirement, the related liability has been determined using actuarial cost methods and is disclosed as a contingency.

In certain other countries (Switzerland), the Company participates in defined contribution plans and defined benefit pension schemes under which liabilities, prepaid expenses and expenses are recorded in accordance with the prevailing accounting practices in the applicable country.

(q)      DEFERRED TAXATION

Deferred taxes are provided on items recognized in different periods for financial reporting and tax reporting following the liability method, under which deferred taxes are computed by utilizing the rate expected to be in effect when the tax becomes payable.

If the balance leads to deferred taxation, it is accounted for as a liability. If such balance is an asset, which is more likely than not to be realized in the future, it is accounted for as a receivable.


--------------------------------------------------------------------------------

                                   LAFON GROUP
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
           (Amounts in thousands of euro, except as otherwise stated)

--------------------------------------------------------------------------------

2.       SCOPE OF CONSOLIDATION

All consolidating entities have December 31 as their year-end closing date.



                               Share capital                                   Consolidation
          Company            (in local currency)   % Control   % Interest         Method            Activity
          -------            -------------------   ---------   ----------         ------            --------

As of December 31, 2000
  FINANCIERE LAFON S.A.        FRF 250,000         100.00       100.00        Parent Co.           Holding
  Orsymonde S.A.               FRF 12,000,000       78.67        78.67       Consolidated      Pharmaceutical
  Laboratoire L.LAFON S.A.     FRF 75,822,600      100.00        78.67       Consolidated      Pharmaceutical
  S.E.M.M. S.A.                FRF 4,100,000        97.56        76.75       Consolidated           Rent
  SCI Martigny SCI             FRF 32,000,000       99.70        78.43       Consolidated           Rent
  Lafon Pharma (Suisse) S.A.   CHF 400,000          99.25        78.07       Consolidated         Holding
  Farmalyoc SNC                FRF 500,000          50.00        39.33       Proportional      Patent Licensing
  Genepharmex SNC              FRF 100,000          98.00        77.09       Consolidated         Dormant
  Genelco (Suisse) S.A.        CHF 100,000         100.00        78.07       Consolidated    Trademark Licensing

Sold in 1999
  Laboratoire Ratiopharm S.A.  FRF 9,000,000        49.00        38.55    Equity consolidated  Patent Licensing


Laboratoire Ratiopharm S.A. was sold on December 14, 1999. The Company accounted for the effect of this transaction as of December 14, 1999 and recorded a gain of K(EURO) 6,156 which is included in other non operating income.

3.       ACCOUNTS RECEIVABLE, NET



                                                            As of December 31,
                                                             2000        1999
                                                          ---------------------

 Accounts receivable                                       17,742        12,180
 Advances and downpayments paid by customers                   70             0
 Allowance for doubtful accounts                             -252          -380
                                                          -------       -------
                                                           17,560        11,800
                                                          -------       -------

--------------------------------------------------------------------------------

                                   LAFON GROUP
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
           (Amounts in thousands of euro, except as otherwise stated)

--------------------------------------------------------------------------------

4.       OTHER RECEIVABLES, NET


                                                                               As of December 31,
                                                                                 2000      1999
                                                                                 ----      ----
Advances and down payments on assets invoices                                   1,882        369
Receivables related to the sale of Ratiopharm                                     915        762
Value Added Tax to be refunded                                                  2,154      4,031
License fees and royalties to be received                                       4,577        966
New special contribution to pharmaceutical companies to be refunded                 0      1,310
Other                                                                             327      1,004
                                                                                -----      -----
                                                                                9,855      8,442
                                                                                -----      -----

5.       INVENTORIES, NET


                                                 As of December 31,
                                                 2000         1999
                                                 ----         ----
Raw materials                                     6,970        7,293
Finished products                                11,973       10,387
Purchased products                                2,923        1,103
                                                -------      -------
                                                 21,866       18,783
Allowance for obsolete inventories                 -877          -95
                                                -------      -------
                                                 20,989       18,688
                                                -------      -------

6.       INCOME TAXES

TAX GROUP FORMATION

Orsymonde and its subsidiary, Laboratoire Lafon, have been included in a tax consolidation group since January 1, 1995.

The tax consolidation agreement provides that Laboratoire Lafon should pay an amount equal to the sum of tax which would have been levied on its income and/or net long-term capital gain for the period if it was liable for tax directly, after deduction of all the tax allowances which this company would have received if it was not consolidated for tax purposes.

According to Article 6 of the Tax Consolidation Agreement between Orsymonde and Laboratoire Lafon, in the event of non-renewal or withdrawal from the scope of consolidation of Laboratoire Lafon, Laboratoire Lafon will be compensated by Orsymonde for all of the tax surcharges related to its belonging to the tax Group and resulting from the loss of:

o The right to carry over tax losses incurred during tax consolidation that had not been used by Laboratoire Lafon.

o A tax income reference, which could be used in case of dividends distribution free of equalization tax or for carrying back any potential future losses.

--------------------------------------------------------------------------------

                                   LAFON GROUP
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
           (Amounts in thousands of euro, except as otherwise stated)

--------------------------------------------------------------------------------

RECONCILIATION OF TAX EXPENSE:


                                                              12/31/2000
                                                              ----------

Net income                                                       13,765
Minority interests                                                4,345
Income taxes expense                                             11,289
                                                                -------
Income before tax                                                29,399
Permanent differences (1)                                         5,878
Items taxed at reduced rate (19 %)                               -2,000
Income of foreign companies before tax                           -2,588
                                                                -------
Income before tax subject to the normal rate                     30,689

Tax rate                                                          36.67%
Theoretical tax                                                 -11,253
Tax at reduced rate (19 %)                                         -380
Tax on foreign companies                                           -229
                                                                -------
Total tax                                                       -11,862
Allocation of research tax credits and other deductions             946
Surtaxes                                                           -373

Tax charge / revenues for the period                            -11,289

                                                                -------
Income tax expense                                              -11,289
                                                                -------



The reconciliation of the tax expense is shown for the first time as of December 31, 2000 in accordance with Regulation 99-02 relating to consolidated financial statements.

(1) Permanent differences correspond to goodwill amortization arising from Orsymonde amounting to (EURO)2.0 million, non deductible allowance from Laboratoire Lafon amounting to (EURO)2.5 million, benefit from the tax situation of LaboratoirE Lafon amounting to (EURO)0.9 million and other differences amounting to (EURO)0.5 million.

Deferred taxes on previous financial periods were calculated in accordance with the fixed rate method at the historical corporate income tax rate. This method is no longer acceptable according to the new regulation in respect to the preparation of consolidated financial statements. Deferred taxes were calculated beginning in 1999 in accordance with the variable method rate, i.e., 36.67% and 35.33% as of December 31, 1999 and 2000, respectively. The change in method has no significant impact on 1999 deferred tax.


--------------------------------------------------------------------------------

                                   LAFON GROUP
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
           (Amounts in thousands of euro, except as otherwise stated)

--------------------------------------------------------------------------------

Details by nature and by date of use of deferred taxes recorded is as follows:


                                                                                As of December 31,
                                                                                 2000      1999
                                                                                 ----      ----
Timing differences:
    Tax losses undefinitely carried forward                                         0        305
    Special social security compensating tax and paid vacation                    177        138
    Elimination of intercompany margins on inventories                          1,964      2,588
    Tax effect of other consolidation entries                                     434        345
                                                                                -----      -----
DEFERRED TAX ASSETS                                                             2,575      3,376

Capital lease                                                                    -498       -491
Elimination of provisions booked for local tax purposes                          -118       -160
                                                                                -----      -----
DEFERRED TAX LIABILITIES                                                         -616       -651

NET DEFERRED TAX ASSET                                                          1,959      2,725
                                                                                -----      -----


7.       LONG-TERM RECEIVABLES, NET

                                                                        As of December 31,
                                                                         2000      1999
                                                                         ----      ----

OCIL loan                                                              1,076        990
Deposits and guarantees                                                  262        152
Long term portion of Ratiopharm receivable                               915      1,829
Other                                                                      2         44
                                                                       -----      -----
TOTAL                                                                  2,255      3,015
                                                                       -----      -----

--------------------------------------------------------------------------------

                                   LAFON GROUP
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
           (Amounts in thousands of euro, except as otherwise stated)

--------------------------------------------------------------------------------

8.       INTANGIBLE ASSETS, NET


                                                              As of December 31,
                                                                2000      1999
                                                                ----      ----

Other intangibles assets                                       3,089       2,626
Accumulated amortization                                      -2,614      -2,214
                                                              ------      ------
                                                                 475         412
                                                              ======      ======


                                                              As of December 31,
                                                                2000      1999
                                                                ----      ----

Goodwill                                                      43,005      43,005
Accumulated amortization                                     -20,201     -18,129
                                                             -------     -------
                                                              22,804      24,876
                                                             -------     -------


The acquisition of Orsymonde shares by Financiere Lafon occurred in the following phases:
o Initial acquisition of shares in 1987 from Louis Lafon (generating a goodwill amounting to (EURO)19.4 million),
o        Additional acquisition in 1996 of 1,200 shares from Francois Lafon for
         (EURO)22.1 million (generating a goodwill amounting to (EURO)18.1 million) and 262 shares from Jean Pierre Peyre (EURO)4.8 million (generating a goodwill amounting to (EURO)3.9 million).

Goodwill is amortized over a 20-year period. Other intangible assets are amortized over a 1-15 year period.

9.       PROPERTY, PLANT AND EQUIPMENT, NET

o        PROPERTY, PLANT AND EQUIPMENT, NET



                                                             Machinery     Other       Fixed
                                                                and        tangible   assets in-
                                       Land       Buildings   equipment    assets      progress     Total
                                       ----       ---------   ---------    ------      --------     -----

 Gross value                            2,736     30,899       29,978      12,161        319      76,093
 Accumulated depreciation                        -18,182      -25,713      -7,354          0     -51,249
                                        -----     ------       ------      ------        ---      ------
 December 31, 1999                      2,736     12,717        4,265       4,807        319      24,844
                                        =====     ======       ======      ======        ===      ======

 Gross value                            2,862     31,211       31,673      12,473         93      78,311
 Accumulated depreciation                        -19,787      -27,699      -7,958          0     -55,443
                                        -----     ------       ------      ------        ---      ------
 December 31, 2000                      2,862     11,424        3,974       4,515         93      22,868
                                        =====     ======       ======      ======        ===      ======


--------------------------------------------------------------------------------

                                   LAFON GROUP
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
           (Amounts in thousands of euro, except as otherwise stated)

--------------------------------------------------------------------------------


o        CAPITAL LEASES

The Company leases certain property and equipment under various operating and capital lease arrangements that expire over the next 7 years. The Company has entered into certain capital lease obligations requiring the Company to guarantee the residual value to the lessor at the termination of the lease. Assets recorded under capitalized lease agreements included in property, plant and equipment consist of the following:



                                          As of December 31,
                                           2000        1999
                                           ----        ----

Land                                         290         290
Buildings                                  4,360       4,360
Accumulated depreciation                   1,562       1,344



Future minimum lease payments under scheduled capital leases that have initial or remaining noncancellable terms in excess of one year, as of December 31, 2000 are as follows:


                                      Capital Leases

2001                                          411
2002                                          364
2003                                          322
2004                                          286
2005                                          252
2006 and thereafter                           473
Total minimum payments                      2,108
Amount representing interest                  607
Obligations under capital leases            1,501
Current portion                                62
Long-term obligations                       1,439

--------------------------------------------------------------------------------

                                   LAFON GROUP
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
           (Amounts in thousands of euro, except as otherwise stated)

--------------------------------------------------------------------------------

10.      SHORT AND LONG-TERM DEBT

o        ANALYSIS BY NATURE


                                                                  As of December 31,
                                                                    2000      1999
                                                                    ----      ----

SHORT-TERM DEBT, INCLUDING CURRENT PORTION OF LONG-TERM DEBT
Bank debt                                                            343        818
Bank overdraft                                                     1,758      4,796
Capital lease obligations                                             62        318
Payable on Orsymonde share acquisition                                 0      4,406
Other liabilities                                                    262        594
                                                                   -----     ------
TOTAL SHORT-TERM DEBT                                              2,425     10,932

LONG-TERM DEBT, LESS CURRENT PORTION
Bank debt                                                          3,376        748
Capital lease obligations                                          1,439      1,671
Other liabilities                                                    533        533
                                                                   -----     ------
TOTAL LONG-TERM DEBT                                               5,348      2,952

                                                                   -----     ------
TOTAL DEBT                                                         7,773     13,884
                                                                   -----     ------


o        ANNUAL MATURITIES OF LONG TERM DEBT

                                              As of December 31, 2000
 2002                                                     178
 2003                                                       0
 2004                                                       0
 2005                                                   2,581
 2006 and after                                         2,589
 ----                                                   -----
 Total long-term debt                                   5,348
                                                        -----

--------------------------------------------------------------------------------

                                   LAFON GROUP
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
           (Amounts in thousands of euro, except as otherwise stated)

--------------------------------------------------------------------------------

11.      ACCRUED LIABILITIES


                                                    As of December 31,
                                                     2000      1999
                                                     ----      ----

Provision for legal disputes                           76        76
Provision for training                                112          0
Provision for non-recurring charges                     0      1,270
Accrued employee termination benefits                 305          0
                                                      ---      -----
                                                      493      1,346
                                                      ---      -----


A provision for non-recurring charges was recorded in 1999 for the sale of pharmaceutical products by Laboratoire Lafon in accordance with the Social Security Finance Law. This provision was calculated on the basis of the maximum rate of 1.3% stated in the 2000 Finance Law on the 1999 revenues of K(EURO) 97,696 which totalled K(EURO)1,270. The actual charge paid in 2000 was K(EURO) 1,186.

12.      PAYROLL


                                          For the year ended December 31,
                                          2000        1999       1998
                                          ----        ----       ----

Salaries and wages                        27,303      26,239     25,773
Social charges                            12,040      11,512     11,061
                                          ------      ------     ------
Total                                     39,343      37,751     36,834
                                          ======      ======     ======


13.      WORKFORCE



                                         For the year ended December 31,
                                         2000       1999         1998
                                         ----       ----         ----

Executives                                238        241          257
Supervisors and technicians                98         95          106
Office workers                             91        100           71
Other workers                              90         73           98
                                          ---        ---          ---
                                          517        509          532
                                          ---        ---          ---



The average workforce is calculated on the basis of the employees working in the company at each month-end. All of these persons are employed in the Group's subsidiaries.


--------------------------------------------------------------------------------

                                   LAFON GROUP
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
           (Amounts in thousands of euro, except as otherwise stated)

--------------------------------------------------------------------------------

14.      LICENSE FEES RECEIVED


                                            For the year ended December 31,
                                             2000        1999         1998
                                             ----        ----         ----
                                                         KFRF

  MODIODAL                                   7,638       3,010        3,132
  FONZYLANE                                      0         673          639
  DERGOLYOC                                      8          10           10
  ODDIBIL                                       33          41           38
  SPASFON                                       17          31           25
  SPASMOGLUCINOL                                11          12           11
  PARALYOC                                       0          55           61
  Other                                         24          40            5
                                             -----       -----        -----
Total license fees collected                 7,731       3,872        3,921
                                             -----       -----        -----


15.      OTHER OPERATING INCOME (EXPENSE)


                                             For the year ended December 31,
                                               2000       1999       1998
                                               ----       ----       ----
Reversal of provision                           144          0           0
Gains & losses on sales of assets                20          0           8
Other                                           241       -178        -153
                                                ---        ---         ---
Total other income                              405       -178        -145

                                                ---        ---         ---
Other operating income                          405       -178        -145
                                                ===        ===         ===



--------------------------------------------------------------------------------

                                   LAFON GROUP
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
           (Amounts in thousands of euro, except as otherwise stated)

--------------------------------------------------------------------------------

16.      FINANCIAL RESULT


                                                              FOR THE YEAR ENDED DECEMBER 31,
                                                               2000        1999        1998
                                                               ----        ----        ----

Foreign exchange gains                                            502          96          36
Revenues from the sale of short-term investment securities        254          40         107
Income from other financial fixed assets                           40          15           0
Other financial income                                             10           9          11
Interest and related charges                                     -568        -601        -640
Depreciation, amortization and provisions                         -28           0           0
Foreign exchange losses                                          -346         -51         -18
                                                                 ----        ----        ----
                                                                 -136        -492        -504
                                                                 ----        ----        ----


17.      OTHER INCOME (EXPENSE)

                                                               FOR THE YEAR ENDED DECEMBER 31,
                                                                 2000       1999       1998
                                                                 ----       ----       ----
Reserve on receivables from Ratiopharm                               0          0       -145
Reversal of reserve on receivable from Ratiopharm                    0      1,160          0
Gains and losses on sales of investments                           -55      6,129          0
Other                                                             -182       -211         87

                                                                  ----      -----        ---
TOTAL                                                             -237      7,078        -58
                                                                  ----      -----        ---


--------------------------------------------------------------------------------

                                   LAFON GROUP
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
           (Amounts in thousands of euro, except as otherwise stated)

--------------------------------------------------------------------------------


18.      COMMITMENTS AND CONTINGENCIES

(a)      RETIREMENT INDEMNITIES

Retirement indemnities were calculated according to the method of actuarial calculation of future services provided. The contingency at each year-end corresponds to the share of the actuarial value attributable to the services already provided by each employee.


                                           AS OF DECEMBER 31,
                                              2000      1999
                                              ----      ----
Pension plan                                9,615      9,132
Jubilee obligations                            52         46
Welfare and medical plans                   1,203      1,140
                                          -------    -------
LABORATOIRE LAFON                          10,870     10,318

Pension plan                                1,217      1,095
Widows pensions                               162        180
                                          -------    -------
ORSYMONDE                                   1,379      1,275
                                          -------    -------
                                           12,249     11,593
                                          -------    -------


(b)      OTHER COMMITMENTS


                                                              AS OF DECEMBER 31,
                                                         2000       1999      1998
                                                         ----       ----      ----
Guaranty on real estate and pledges on equipment         5,994      4,263      5,935
                                                         -----      -----      -----
TOTAL                                                    5,994      4,263      5,935
                                                         -----      -----      -----

(c)      LITIGATION

The Company is subject to various legal proceedings and claims arising in the normal course of its business. It concerns the conditions for the selling of drugs in each country and more especially the negotiated selling price. In the opinion of the management, the probable outcome of these actions will not materially affect the consolidated financial position or the result of operations of the company.

(d)      ENVIRONMENTAL MATTERS

The Company is subject to various laws and regulations relating to environmental matters in countries in which it operates.

--------------------------------------------------------------------------------

                                   LAFON GROUP
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
           (Amounts in thousands of euro, except as otherwise stated)

--------------------------------------------------------------------------------

(e)      EURO

The Company implemented a transition plan to Euro in 1998. No provision has been recorded in the consolidated statements to cover the costs of making the necessary modifications to the Lafon's software programs. The management believes that this plan is successfully completed in time and within the allocated budget, which is non-significant.

19. SUMMARY OF DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES FOLLOWED BY THE COMPANY AND U.S. GAAP

The accompanying consolidated financial statements have been prepared in accordance with the accounting principles described in NOTE 2 above ("French GAAP"), which differ in certain significant respects from those applicable in the United States of America ("U.S. GAAP"). These differences relate mainly to the following items, and the necessary adjustments are shown in the tables set forth in NOTE 20.

(a)      PENSION OBLIGATIONS

Under French GAAP, pension and other than pension post employment benefits are calculated in accordance with the practices prevailing in each country and are generally disclosed as a contingency.

For the purpose of U.S. GAAP reconciliation, valuation methods and assumptions have been harmonized and accounting recognition of plans has been prepared as if U.S. GAAP had been consistently applied.

(b)      PRESENT VALUE OF LOANS, ADVANCES AND RECEIVABLES

Under French GAAP, non-interest or low-interest bearing loans and advances were not discounted whereas under U.S. GAAP (APB No. 21 "Interest on Receivables and Payables") they should be recorded at their present value.

These concern receivables related to the sale of Ratiopharm and the OCIL loan-see Notes 4 and 7.

(c)      CONSOLIDATION METHOD

Under French GAAP, the 39.33% interest in Farmalyoc is jointly controlled and therefore consolidated using the proportional method. Under U.S GAAP, such investment would be accounted for using the equity method. This difference does not impact net income or shareholder's equity.

(d)      GOODWILL

Under french GAAP, the Company recorded the 1987 reorganization (acquisition of shares of Orsymonde from Lafon family, sole shareholders' of Financiere Lafon, parent company of Group Lafon) as an acquisition at fair value and therefore recorded a gross goodwill of MEURO 19,4. Similarly, acquisition in 1996 of additional shares of Orsymonde from Lafon family and non-related party was recorded as an acquisition at fair value, generating an additionnal gross goodwill of MEURO 26,9, of which MEURO 22,1 were linked to acquisition of shares from Lafon's family. Under US GAAP, such transactions between entities under common control would have been accounted for on historical cost basis. Goodwill and goodwill amortization have been adjusted accordingly.

--------------------------------------------------------------------------------

                                   LAFON GROUP
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
           (Amounts in thousands of euro, except as otherwise stated)

--------------------------------------------------------------------------------

(e)      EQUITY INVESTMENTS

Under French GAAP, unrealized gains are not recognized and valuation allowances of marketable equity securities are generally determines based on year-end quotations.

Under U.S. GAAP (SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities") and except for securities classified as "hold-to-maturity securities", unrealized holding gains and losses for "trading" and "available-for-sales" securities should be included in income or reported as an adjustment to shareholder's equity until realized, respectively.

(f)      INCOME TAXES

As described in Note 10, the Company changed its method to account for deferred taxes in 1999. Under US GAAP, the liability method should have been used for all periods presented.

(g)      PRESENTATION OF CONSOLIDATED BALANCE SHEETS

The classification of certain items in and the format of the Company's consolidated balance sheets vary to some extent from U.S. GAAP.

o Under French GAAP, deferred tax assets, which are not likely to be realized in the future, are not recorded as an asset in the balance sheet. Under U.S. GAAP, such deferred tax assets would be recorded and a valuation allowance would reduce their net value to the portion more likely than not to be realized in the future.

o Under French GAAP, the investment in is proportionally consolidated while it would have been reported using the equity method under U.S GAAP. This would reduce consolidated assets and liabilities by KEURO 10 and K EURO (20) as of December 31, 2000, 1999, respectively.

(h)      PRESENTATION OF CONSOLIDATED INCOME STATEMENTS

The classification of certain items in and the format of the Company's consolidated income statements vary to some extent from U.S. GAAP.

Operating income

Under a U.S. GAAP presentation, amortization of goodwill (amounting to KEURO2,072 for each of the years ended December 31, 2000, 1999 and 1998 in French GAAP financial statements) would have been deducted from operating income.

--------------------------------------------------------------------------------

                                   LAFON GROUP
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
           (Amounts in thousands of euro, except as otherwise stated)

--------------------------------------------------------------------------------

20.      RECONCILIATION TO U.S. GAAP

The following is a summary of the estimated adjustments to net income and shareholders' equity for the years ended December 31, 2000 and 1999 which would be required if U.S. GAAP had been applied instead of French GAAP.

(a)      NET INCOME


                                                                              For the year
                                                                          ended December 31,
                                                                            2000        1999
                                                                            ----        ----

NET INCOME AS REPORTED IN THE CONSOLIDATED INCOME STATEMENTS               13,765       7,700
(a) -- Pension plan obligations                                              -656      -1,973
(e) -- Goodwill                                                             1,875       1,875
(b) -- Reassessment of the OCIL loan                                          -28         -29
(b) -- Reassessment of the receivables due to the sale of Ratiopharm          117        -246
(g)-- Deferred tax under historical rate method                                 0         274
                                                                           ------       -----
TOTAL US GAAP ADJUSTMENTS BEFORE TAX EFFECTS AND MINORITY INTEREST          1,308         -99
Tax effects of the above US GAAP adjustments                                  200         824
Minority interest                                                              78         245
                                                                           ------       -----
NET INCOME ACCORDING TO US GAAP                                            15,351       8,670
                                                                           ------       -----


(b)      SHAREHOLDERS' EQUITY

                                                                            AS OF DECEMBER 31,
                                                                            2000         1999
                                                                            ----         ----
SHAREHOLDERS' EQUITY AS REPORTED IN THE CONSOLIDATED BALANCE SHEETS         61,233     50,939
(a) -- Pension plan obligations                                            -12,249    -11,593
(e) -- Goodwill                                                            -19,761    -21,636
(b) -- Reassessment of the OCIL loan                                          -502       -474
(b) -- Reassessment of the receivables due to the sale of Ratiopharm          -129       -246
(f) -- Unrealized gains on marketable securities                               139          0
                                                                            ------     ------
TOTAL U.S. GAAP ADJUSTMENTS BEFORE TAX EFFECT                              -32,502    -33,949
Tax effects of the above adjustments                                         4,550      4,350
Minority interest                                                            1,777      1,698
                                                                            ------     ------
SHAREHOLDERS' EQUITY ACCORDING TO U.S. GAAP                                 35,058     23,038
                                                                            ------     ------


--------------------------------------------------------------------------------

                                   LAFON GROUP
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
           (Amounts in thousands of euro, except as otherwise stated)

--------------------------------------------------------------------------------

The reconciliation of U.S. GAAP shareholders' equity for each of the two years ending December 31, 2000 and 1999, is as follows:


                                                                ------
U.S. GAAP SHAREHOLDERS' EQUITY AT DECEMBER 31, 1998             14,370
                                                                ======
Net U.S. GAAP income for 1999                                    8,670
Dividends paid                                                       0
Foreign currency translation adjustment                             -2
                                                                ------
U.S. GAAP SHAREHOLDERS' EQUITY AS OF DECEMBER 31, 1999          23,038
                                                                ======
Net U.S. GAAP income for 2000                                   15,351
Dividends paid                                                  -3,553
Unrealized gains on marketable securities                          139
Foreign currency translation adjustment                             82
                                                                ------
U.S. GAAP SHAREHOLDERS' EQUITY AS OF DECEMBER 31, 2000          35,058
                                                                ------



(c)      COMPREHENSIVE INCOME

                                                            FOR THE YEAR
                                                        ENDED DECEMBER 31,
                                                         2000          1999
                                                         ----          ----

NET INCOME UNDER US GAAP                               15,351         8,670
OTHER COMPREHENSIVE INCOME, NET OF TAX
   Foreign currency translation adjustments                82            -2
   Unrealized gains on marketable securities              139
                                                       ------         -----
COMPREHENSIVE INCOME                                   15,572         8,668
                                                       ------         -----


21.      RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

(a)      SFAS 133: ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

In June 1998, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard (SFAS) No. 133, Accounting for Derivative Instruments and Hedging Activities (SFAS No. 133). In June 1999, the FASB issued SFAS No. 137, Accounting for Derivative Instruments and Hedging Activities -- Deferral of the Effective Date of FASB Statement No. 133. In June 2000, the FASB issued SFAS No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities, an amendment of FASB Statement No. 133. SFAS No. 133, as amended, establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or a liability measured at its fair value. SFAS No. 133 requires that changes in the derivative instrument's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows a derivative instrument's gains and losses to offset related results on the hedged item in the income statement, to the extent effective, and requires that a company must formally document, designate, and assess the effectiveness of transactions that receive hedge accounting.

The Company adopted SFAS No. 133 on January 1, 2001, which has no effect on the Company's financial statements, since it does not hold any derivative instruments.

--------------------------------------------------------------------------------

                                   LAFON GROUP
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
           (Amounts in thousands of euro, except as otherwise stated)

--------------------------------------------------------------------------------

(b)      SFAS 141 AND SFAS 142: GOODWILL AND OTHER INTANGIBLE ASSETS

In July 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 141, Business Combinations and SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 141 requires the use of the purchase method of accounting for all business combinations initiated after June 30, 2001. SFAS No. 141 requires intangible assets to be recognized if they arise from contractual or legal rights or are "separable", i.e., it is feasible that they may be sold, transferred, licensed, rented, exchanged or pledged. As a result, it is likely that more intangible assets will be recognized under SFAS No. 141 than its predecessor, APB Opinion No.16 although in some instances previously recognized intangibles will be subsumed into goodwill.

Under SFAS No. 142, goodwill will no longer be amortized on a straight-line basis over its estimated useful life, but will be tested for impairment on an annual basis and whenever indicators of impairment arise. The goodwill impairment test, which is based on fair value, is to be performed on a reporting unit level. A reporting unit is defined as a SFAS No. 131 operating segment or one level lower. Goodwill will no longer be allocated to other long-lived assets for impairment testing under SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of. Additionally, goodwill on equity method investments will no longer be amortized; however, it will continue to be tested for impairment in accordance with Accounting Principles Board Opinion No. 18, The Equity Method of Accounting for Investments in Common Stock. Under SFAS No. 142 intangible assets with indefinite lives will not be amortized. Instead they will be carried at the lower cost or market value and tested for impairment at least annually. All other recognized intangible assets will continue to be amortized over their estimated useful lives.

SFAS No. 142 is effective for fiscal years beginning after December 15, 2001 although goodwill on business combinations consummated after July 1, 2001 will not be amortized. On adoption the company may need to record a cumulative effect adjustment to reflect the impairment of previously recognized intangible assets. In addition, goodwill on prior business combinations will cease to be amortized beginning January 1, 2002. The Company has determined the adoption of these Statements will not have a material effect on the Company's intangible assets and there will be no cumulative effect adjustment required upon adoption.

(c)      SFAS 143: ACCOUNTING FOR ASSET RETIREMENT OBLIGATIONS

In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations." SFAS No. 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. An entity shall measure changes in the liability for an asset retirement obligation due to passage of time by applying an interest method of allocation to the amount of the liability at the beginning of the period. The interest rate used to measure that change shall be the credit-adjusted risk-free rate that existed when the liability was initially measured. That amount shall be recognized as an increase in the carrying amount of the liability and as an expense classified as an operating item in the statement of income. SFAS No. 143 is effective for fiscal years beginning after June 15, 2002. The Company does not anticipate that adoption of SFAS No. 143 will have a material impact on its results of operations or its financial position.

--------------------------------------------------------------------------------

                                   LAFON GROUP
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
           (Amounts in thousands of euro, except as otherwise stated)

--------------------------------------------------------------------------------

(d)      SFAS 144: ACCOUNTING FOR IMPAIRMENT OF DISPOSAL OF LONG LIVED ASSETS

In August 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". SFAS No. 144 establishes a single accounting model for long-lived assets to be disposed of by sale consistent with the fundamental provisions of SFAS 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of". While it supersedes APB Opinion 30 "Reporting the Results of operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions" it retains the presentation of discontinued operations but broadens that presentation to include a component of an entity (rather than a segment of a business). However, discontinued operations are no longer recorded at net realizable value and future operating losses are no longer recognized before they occur. Under SFAS No. 144 there is no longer a requirement to allocate goodwill to long-lived assets to be tested for impairment. It also establishes a probability weighted cash flow estimation approach to deal with situations in which there are a range of cash flows that may be generated by the asset being tested for impairment. SFAS No. 144 also establishes criteria for determining when an asset should be treated as held for sale.

SFAS No. 144 is effective for fiscal years beginning after December 15, 2001 and interim periods within those fiscal years, with early application encouraged. The provisions of the Statement are generally to be applied prospectively. The Company currently has no plans to dispose of any operations and accordingly, does not anticipate that adoption of SFAS No. 144 will have a material impact on its results of operations or its financial position.

--------------------------------------------------------------------------------

                                   LAFON GROUP
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
           (Amounts in thousands of euro, except as otherwise stated)

--------------------------------------------------------------------------------

22.      SUPPLEMENTARY INFORMATION RELATING TO CONSOLIDATED COMPANIES

Name of companies                         Location
-----------------                         --------

                                          French companies
                                          ----------------

Financiere LAFON SA                       19, rue Francois 1er
                                          75008 PARIS
                                          SIRET No. (company database code):
                                            34010239100018

Orsymonde SA                              19, rue Francois 1er
                                          75008 PARIS
                                          SIRET No.: 58207971100021

Societe d'Entrepot de Mitry-Mory          ZI de Mitry-Mory rue de Newton Compans
                                          77 290 MITRY-MORY
                                          SIRET No.: 31881157700010

Laboratoire Louis Lafon SA                19 avenue du Professeur Cadiot
                                          94700 MAISONS-ALFORT
                                          SIRET No.: 55206196200015

Societe Civile Immobiliere Martigny       5, rue Charles Martigny
                                          94700 MAISONS-ALFORT
                                          SIRET No.: 33206183700016

SNC Genepharmex                           5, avenue C.Martigny
                                          94700 MAISONS-ALFORT
                                          SIRET No.: 39889984900010

SNC Farmalyoc                             5, rue C. Martigny
                                          94700 MAISONS-ALFORT
                                          SIRET No.: 34756559000010

LABORATOIRE RATIOPHARM                    5, rue Charles Martigny
                                          94700 MAISONS-ALFORT
                                          SIRET No.: 378394357


                                          Foreign companies
                                          -----------------

Lafon Pharma SA                           Certified Public Accountant: Boulevard
                                            de Perolles
                                          55 Case postale 144 CH-1705 FREIBURG
                                          (Switzerland)

Genelco                                   Certified Public Accountant: Boulevard
                                            de Perolles
                                          55 Case postale 144 CH-1705 FREIBURG
                                          (Switzerland)


--------------------------------------------------------------------------------

7(b) PRO FORMA FINANCIAL INFORMATION:

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION


     On December 28, 2001, Cephalon, Inc. (the "Company") completed its previously announced acquisition (the "Acquisition") of the outstanding shares of capital stock of Financiere Lafon S.A. and Organisation de Synthese Mondiale Orsymonde S.A. (collectively, "Group Lafon"). The purchase price was approximately $450 million in cash plus transaction costs. The purchase price was funded in part by the proceeds of the Company's offering of 2-1/2% convertible subordinated notes, which was completed on December 11, 2001.

     The following presents certain unaudited pro forma condensed consolidated financial information of the Company as of September 30, 2001, and for the nine-month period then ended, and for the year ended December 31, 2000. The unaudited pro forma condensed consolidated balance sheet was prepared as if the Acquisition took place on September 30, 2001, and the unaudited pro forma condensed consolidated statements of operations were prepared as if the Acquisition took place on January 1, 2000. The financial statements give pro forma effect to (i) borrowings used to fund the Acquisition, and (ii) preliminary allocation of the purchase price based upon the fair value of the assets acquired and liabilities assumed.

     The unaudited pro forma condensed consolidated financial statements reflect pro forma adjustments that are based upon available information and certain assumptions that management believes are reasonable. The unaudited pro forma condensed consolidated financial statements do not purport to represent the Company's results of operations or financial position that would have resulted had the transactions to which pro forma effects are given been consummated as of the date or for the periods indicated. The pro forma condensed consolidated financial statements reflect preliminary estimates of the allocation of the purchase price for the Acquisition that may be adjusted. Management does not expect such adjustments to be material.

     The unaudited pro forma condensed consolidated financial statements and accompanying notes should be read in conjunction with the historical financial statements of the Company contained in its 2000 Annual Report and the historical financial statements of Group Lafon contained herein.

                         CEPHALON, INC. AND SUBSIDIARIES
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 2001
                                  (unaudited)

                                                   CEPHALON,            GROUP             PRO FORMA          PRO FORMA
                                                    INC.(1)            LAFON(2)           ADJUSTMENTS        CONSOLIDATED
                                                ---------------    ---------------     -----------------    ---------------
ASSETS

CURRENT ASSETS:
  Cash and cash equivalents                     $    42,167,000    $     9,470,000      $       -           $    51,637,000
  Investments                                       402,217,000             43,000              -               402,260,000
  Receivables, net                                   29,873,000         22,729,000         (4,801,000)(3)        47,801,000
  Inventory                                          30,096,000         20,076,000              -                50,172,000
  Other                                               5,600,000          3,235,000              -                 8,835,000
                                                ---------------    ---------------     --------------       ---------------
       Total current assets                         509,953,000         55,553,000         (4,801,000)          560,705,000

PROPERTY AND EQUIPMENT, net                          35,660,000         20,999,000          6,000,000 (4)        62,659,000
INTANGIBLE ASSETS, net                              127,609,000          2,987,000        394,646,000 (5)       525,242,000
OTHER                                                15,041,000          5,891,000              -                20,932,000
                                                ---------------    ---------------     --------------       ---------------
                                                $   688,263,000    $    85,430,000     $  395,845,000       $ 1,169,538,000
                                                ===============    ===============     ==============       ===============

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                              $     5,010,000    $    22,729,000     $   (4,801,000)(3)   $    22,938,000
  Accrued expenses                                   34,591,000          2,494,000         10,000,000 (6)        47,085,000
  Current portion of deferred revenues                1,198,000              -                  -                 1,198,000
  Current portion of long-term debt                   5,702,000          3,770,000              -                 9,472,000
                                                ---------------    ---------------     --------------       ---------------
       Total current liabilities                     46,501,000         28,993,000          5,199,000            80,693,000

LONG-TERM DEBT                                      440,482,000          5,438,000        450,000,000 (7)       895,920,000
DEFERRED REVENUES and OTHER                           5,598,000         19,643,000         (7,998,000)(8)        17,243,000
                                                ---------------    ---------------     --------------       ---------------
       Total liabilities                            492,581,000         54,074,000        447,201,000           993,856,000
                                                ---------------    ---------------     --------------       ---------------

STOCKHOLDERS' EQUITY:
  Common stock and additional paid-in capital       711,366,000             36,000            (36,000)(9)       711,366,000
  Treasury stock                                     (6,093,000)             -                  -                (6,093,000)
  Accumulated earnings (deficit)                   (512,146,000)        31,159,000        (51,159,000)(10)     (532,146,000)
  Accumulated other comprehensive income              2,555,000            161,000           (161,000)(9)         2,555,000
                                                ---------------    ---------------     --------------       ---------------
                                                    195,682,000         31,356,000        (51,356,000)          175,682,000
                                                ---------------    ---------------     --------------       ---------------
                                                $   688,263,000    $    85,430,000     $  395,845,000       $ 1,169,538,000
                                                ===============    ===============     ==============       ===============


See accompanying notes to unaudited pro forma condensed consolidated financial information.

                         CEPHALON, INC. AND SUBSIDIARIES
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 2001
                                   (unaudited)

                                                      CEPHALON,        GROUP            PRO FORMA              PRO FORMA
                                                      INC.(11)        LAFON(12)         ADJUSTMENTS           CONSOLIDATED
                                                    ------------     -----------        ------------          ------------


REVENUES                                            $187,093,000     $91,316,000       $(27,662,000)(13)      $250,747,000
                                                    ------------     -----------       ------------           ------------

COSTS AND EXPENSES:
  Cost of product sales                               31,912,000      22,271,000        (25,906,000)(14)        28,277,000
  Research and development                            59,821,000      15,529,000              -                 75,350,000
  Selling, general and administrative                 85,597,000      38,189,000          8,549,000 (15)       132,335,000
                                                    ------------     -----------       ------------           ------------
                                                     177,330,000      75,989,000        (17,357,000)           235,962,000
                                                    ------------     -----------       ------------           ------------

INCOME FROM OPERATIONS                                 9,763,000      15,327,000        (10,305,000)            14,785,000
                                                    ------------     -----------       ------------           ------------

OTHER INCOME (EXPENSE)                                (3,718,000)       (739,000)       (10,800,000)(16)       (15,257,000)
                                                    ------------     -----------       ------------           ------------

INCOME (LOSS) BEFORE INCOME TAXES,
  MINORITY INTEREST, EXTRAORDINARY
  GAIN, AND DIVIDENDS ON PREFERRED STOCK               6,045,000      14,588,000        (21,105,000)              (472,000)

INCOME TAXES                                               -          (5,412,000)         5,412,000 (17)             -
MINORITY INTEREST                                          -          (2,057,000)         2,057,000 (18)             -
                                                    ------------     -----------       ------------           ------------

INCOME (LOSS) BEFORE EXTRAORDINARY GAIN AND
  DIVIDENDS ON PREFERRED STOCK                         6,045,000       7,119,000        (13,636,000)              (472,000)

EXTRAORDINARY GAIN                                     3,016,000           -                  -                  3,016,000
                                                    ------------     -----------       ------------           ------------

INCOME BEFORE DIVIDENDS ON
  PREFERRED STOCK                                      9,061,000       7,119,000        (13,636,000)             2,544,000

DIVIDENDS ON CONVERTIBLE EXCHANGEABLE
  PREFERRED STOCK                                     (5,664,000)          -                  -                 (5,664,000)
                                                    ------------     -----------       ------------           ------------


INCOME (LOSS) APPLICABLE TO COMMON SHARES           $  3,397,000     $ 7,119,000       $(13,636,000)          $ (3,120,000)
                                                    ============     ===========       ============           ============

BASIC AND DILUTED INCOME (LOSS) PER COMMON SHARE:
Income (loss) per common share before
  extraordinary gain                                $       0.01                                              $      (0.13)
Extraordinary gain                                          0.06                                                      0.06
                                                    ------------                                              ------------
                                                    $       0.07                                              $      (0.07)
                                                    ============                                              ============

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING                             46,909,000                                                46,909,000
                                                    ============                                              ============

See accompanying notes to unaudited pro forma condensed consolidated financial information.

                         CEPHALON, INC. AND SUBSIDIARIES
             PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2000
                                   (unaudited)

                                                              CEPHALON,         GROUP         PRO FORMA              PRO FORMA
                                                              INC.(11)         LAFON(12)      ADJUSTMENTS           CONSOLIDATED
                                                           -------------    ------------     ------------           ------------
REVENUES                                                    $111,790,000    $131,427,000     $(25,539,000)(13)      $217,678,000
                                                            ------------    ------------     ------------           ------------

COSTS AND EXPENSES:
  Cost of product sales                                       17,768,000      30,133,000      (22,442,000)(14)        25,459,000
  Research and development                                    69,829,000      20,927,000            -                 90,756,000
  Selling, general and administrative                         85,967,000      51,703,000       11,475,000 (15)       149,145,000
  Royalty pre-payment on revenue-sharing notes                 6,600,000           -                -                  6,600,000
  Merger and integration costs                                13,811,000           -                -                 13,811,000
  Acquired in-process research and development                22,200,000           -                -                 22,200,000
                                                            ------------    ------------     ------------           ------------
                                                             216,175,000     102,763,000      (10,967,000)           307,971,000
                                                            ------------    ------------     ------------           ------------

INCOME (LOSS) FROM OPERATIONS                               (104,385,000)     28,664,000      (14,572,000)           (90,293,000)
                                                            ------------    ------------     ------------           ------------

OTHER INCOME (EXPENSE)                                        10,641,000        (263,000)     (14,400,000)(16)        (4,022,000)
                                                            ------------    ------------     ------------           ------------

INCOME (LOSS) BEFORE INCOME TAXES,
  MINORITY INTEREST, DIVIDENDS ON
  PREFERRED STOCK, AND
  CUMULATIVE EFFECT OF A CHANGE
  IN ACCOUNTING PRINCIPLE                                    (93,744,000)     28,401,000      (28,972,000)           (94,315,000)

INCOME TAXES                                                       -         (10,256,000)       7,263,000 (17)        (2,993,000)
MINORITY INTEREST                                                  -          (3,947,000)       3,947,000 (18)             -
                                                            ------------    ------------     ------------           ------------

INCOME (LOSS) BEFORE DIVIDENDS ON
  PREFERRED STOCK AND CUMULATIVE
  EFFECT OF A CHANGE IN ACCOUNTING
  PRINCIPLE                                                  (93,744,000)     14,198,000      (17,762,000)           (97,308,000)

DIVIDENDS ON CONVERTIBLE EXCHANGEABLE
  PREFERRED STOCK                                             (9,063,000)          -                -                 (9,063,000)
                                                            ------------    ------------     ------------           ------------

INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF A CHANGE IN
  ACCOUNTING PRINCIPLE                                      (102,807,000)     14,198,000      (17,762,000)          (106,371,000)

CUMULATIVE EFFECT OF ADOPTING STAFF ACCOUNTING
  BULLETIN 101 (SAB 101)                                      (7,434,000)          -                -                 (7,434,000)
                                                            ------------    ------------     ------------           ------------

INCOME (LOSS) APPLICABLE TO COMMON SHARES                  $(110,241,000)    $14,198,000     $(17,762,000)         $(113,805,000)
                                                           =============     ===========     ============          =============

BASIC AND DILUTED LOSS PER COMMON SHARE:
  Loss per common share before
    cumulative effect of adopting SAB 101                         $(2.51)                                                 $(2.60)
  Cumulative effect of adopting SAB 101                            (0.19)                                                  (0.19)
                                                           -------------                                           -------------
                                                                  $(2.70)                                                 $(2.78)
                                                           =============                                           =============

WEIGHTED AVERAGE NUMBER
  OF COMMON SHARES OUTSTANDING                                40,893,000                                              40,893,000
                                                           =============                                           =============

See accompanying notes to unaudited pro forma condensed consolidated financial information.

                         CEPHALON, INC. AND SUBSIDIARIES
             NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET AS OF AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001
                      AND THE YEAR ENDED DECEMBER 31, 2000

         On December 28, 2001, the Company completed its previously announced acquisition of the outstanding shares of capital stock of Group Lafon. The purchase price was approximately $450,000,000 in cash plus transaction costs. The cash consideration paid was funded in part by a portion of the proceeds from $600,000,000 of 2 1/2% convertible subordinated notes due 2006 which were issued on December 11, 2001. Group Lafon's principal business is producing and commercializing pharmaceutical products, especially painkiller related drugs and central nervous system drugs. Group Lafon additionally profits from the licensing of its patents. Group Lafon focuses its research and development on four specific areas, central nervous system, lyophilisation process, oncology and cardiovascular system.

         The Acquisition will be accounted for in accordance with the purchase method. Based on a preliminary valuation of net tangible and intangible assets acquired, the Company has allocated the total cost of the Acquisition of Group Lafon as follows:

         Purchase price                                       $ 450,000,000
         Estimated transaction costs and costs
              to exit certain activities                         10,000,000
                                                              -------------
         Total consideration                                  $ 460,000,000
                                                              -------------

         Net tangible assets                                  $  42,000,000
         Identifiable intangible assets                         148,000,000
         In-process research and development                     20,000,000
         Goodwill                                               250,000,000
                                                              -------------
                                                              $ 460,000,000
                                                              -------------

     The pro forma consolidated financial statements reflect preliminary estimates of the allocation of the purchase price for the Acquisition that may be adjusted. Management does not expect such adjustments to be material.

     The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only, giving effect to the Acquisition, as described, and therefore are not indicative of the operating results that might have been achieved had the combination occurred as of an earlier date, nor are they indicative of operating results which may occur in the future.

     The consolidated financial statements of Group Lafon contained herein in this Form 8-K/A have been prepared in accordance with generally accepted accounting principles in France ("French GAAP"). Group Lafon prepared its consolidated financial statements in French Francs and has adopted the Euro as its reporting currency for periods after January 1, 1999. A reconciliation from the French GAAP consolidated financial statements of Group Lafon reported in euros to the U.S. GAAP consolidated financial statements reported in U.S. dollars is contained in footnote 19 herein.

     The condensed consolidated financial statements of Cephalon are derived from the Company's Form 10-Q for the quarter ended September 30, 2001 and the Form 10-K for the year ended December 31, 2000 as filed with the Securities and Exchange Commission.

     The unaudited pro forma condensed consolidated balance sheet includes the adjustments necessary to give effect to the Acquisition as if it had been consummated at September 30, 2001 and to reflect the allocation of the purchase price to the fair value of tangible and intangible assets acquired and liabilities assumed. Adjustments included in the pro forma condensed consolidated balance sheet are summarized as follows:

     Balance Sheet

(1)  Represents the Company's historical balance sheet at September 30, 2001.

(2) Represents the historical consolidated balance sheet for Group Lafon at September 30, 2001 (see note 19).

(3) To eliminate intercompany receivables and payables between Group Lafon and Cephalon.

(4) To record the step-up of Group Lafon's land, buildings, property and equipment to fair value.

(5)  Elimination of Group Lafon intangibles                                               $ (2,987,000)
     Recognition of identifiable intangibles related to acquisition of Group Lafon         148,000,000
     Recognition of goodwill related to acquisition of Group Lafon                         249,633,000
                                                                                          ------------
                                                                                          $394,646,000
                                                                                          ============

(6) To accrue transaction and certain other exit costs related to acquisition of Group Lafon.

(7)  To recognize financing completed for the acquisition of Group Lafon.

(8) Elimination of Group Lafon minority interests which were acquired as part of the transaction.

(9)  Elimination of Group Lafon shareholders' equity.

(10) Elimination of Group Lafon shareholders' equity.                                                 $(31,159,000)
     Recognition of in-process research & development charge related to acquisition of Group Lafon     (20,000,000)
                                                                                                      ------------
                                                                                                      $(51,159,000)
                                                                                                      ============


     The unaudited pro forma statements of operations give effect to the acquisition as if it had been consummated as of the beginning of the period presented. The adjustments which follow are those which are required by
Article 11 of Regulation S-X. In connection with the Acquisition, $20,000,000 of purchase price has been allocated to in-process research and development and has been charged to operations by the Company as of the date the Acquisition was completed. This charge has not been included on the pro forma statement of operations.

     Statement of Operations

(11) Represents the Company's historical statement of operations for the nine month period ended September 30, 2001 or the year ended December 31, 2000.

(12) Represents the historical consolidated statement of operations for Group Lafon (see note 19).

(13) To eliminate intercompany sales between Group Lafon and Cephalon.

(14) To eliminate cost of sales on intercompany sales between Group Lafon and Cephalon.


                                                                                                 Nine Months
                                                                                                    Ended             Year End
                                                                                                September 30,       December 31,
                                                                                                     2001               2000
                                                                                                -------------        ------------

(15) Elimination of Group Lafon intangible asset amortization                                    $ (205,000)         $  (197,000)
     Recognition of additional depreciation on increase in fair value of assets acquired            554,000              739,000
     Recognition of additional amortization on identifiable intangible assets related to
       the Group Lafon acquisition                                                                8,200,000           10,933,000
                                                                                                 ----------          -----------
                                                                                                 $8,549,000          $11,475,000
                                                                                                 ==========          ===========


(16) To recognize interest expense on financing completed for the acquisition of Group Lafon.

(17) Adjustment to Group Lafon tax provision for pro-forma adjustments.

(18) Elimination of Group Lafon minority interests.

(19) French to U.S. Adjustments:

     The information for the adjustments was obtained from footnote 7 and 10, respectively, in the September 30, 2001 and December 31, 2000 consolidated financial statements of Group Lafon contained herein. The unaudited condensed consolidated balance sheet is translated into U.S. dollars using the exchange rate in effect at September 30, 2001 ($ .9098 per euro). The unaudited condensed consolidated statements of operations are translated into U.S. dollars using the average exchange rate in effect during the period ($.8967 and $.92492 per euro for the nine months ended September 30, 2001 and the year ended December 31, 2000, respectively).

     A reconciliation of the unaudited condensed consolidated balance sheet of Group Lafon as of September 30, 2001 prepared in accordance with French GAAP reported in euros to U.S. GAAP reported in dollars is as follows:


                                                     GROUP                                        GROUP               GROUP
                                                     LAFON                                        LAFON               LAFON
                                                  FRENCH GAAP         ADJUSTMENTS                US GAAP             US GAAP
                                                    (EUROS)             (EUROS)                  (EUROS)             (US$)[A]
                                                 -------------       -------------              ----------           ---------
ASSETS
CURRENT ASSETS:
     Cash and cash equivalents                   E  10,409,000        E      -                  E10,409,000         $ 9,470,000
     Investments                                        47,000               -                       47,000              43,000
     Receivables, net                               25,047,000             (65,000)[B]           24,982,000          22,729,000
     Inventory                                      22,066,000               -                   22,066,000          20,076,000
     Other                                           3,556,000               -                    3,556,000           3,235,000
                                                 -------------         -----------              -----------         -----------
          Total current assets                      61,125,000             (65,000)              61,060,000          55,553,000

PROPERTY AND EQUIPMENT, net                         23,081,000                                   23,081,000          20,999,000
INTANGIBLE ASSETS, net                              21,638,000         (18,355,000)[C]            3,283,000           2,987,000
OTHER                                                2,249,000           4,226,000 [D]            6,475,000           5,891,000
                                                 -------------         -----------              -----------         -----------
                                                 E 108,093,000        E(14,194,000)             E93,899,000         $85,430,000
                                                 =============         ===========              ===========         ===========


LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
     Accounts payable                            E  24,982,000        E      -                  E24,982,000         $22,729,000
     Accrued expenses                                2,741,000               -                    2,741,000           2,494,000
     Current portion of deferred revenues                -                   -                        -                   -
     Current portion of long-term debt               4,144,000               -                    4,144,000           3,770,000
                                                 -------------        ------------              -----------         -----------
          Total current liabilities                 31,867,000               -                   31,867,000          28,993,000

LONG-TERM DEBT                                       5,977,000               -                    5,977,000           5,438,000
DEFERRED REVENUES and OTHER                         10,633,000          10,957,000 [E]           21,590,000          19,643,000
                                                 -------------        ------------              -----------         -----------
          Total liabilities                         48,477,000          10,957,000               59,434,000          54,074,000
                                                 -------------        ------------              -----------         -----------

STOCKHOLDERS' EQUITY:
    Common stock and additional paid-in capital         40,000               -                       40,000              36,000
    Treasury stock
    Accumulated earnings (deficit)                  59,399,000         (25,151,000)[F]           34,248,000          31,159,000
    Accumulated other comprehensive income             177,000               -                      177,000             161,000
                                                 -------------        ------------              -----------         -----------
                                                    59,616,000         (25,151,000)              34,465,000          31,356,000
                                                 -------------        ------------              -----------         -----------
                                                  E108,093,000        E(14,194,000)             E93,899,000         $85,430,000
                                                 =============        ============              ===========         ===========

     A reconciliation of the unaudited condensed consolidated statement of operations of Group Lafon for the nine months ended September 30, 2001 prepared in accordance with French GAAP reported in euros to U.S. GAAP reported in dollars is as follows:

     Nine months ended September 30, 2001

                                                      GROUP                                        GROUP                GROUP
                                                      LAFON                                        LAFON                LAFON
                                                   FRENCH GAAP           ADJUSTMENTS              US GAAP              US GAAP
                                                     (EUROS)              (EUROS)                 (EUROS)              (US$)[A]
                                                   ------------         ------------            ------------         -----------
REVENUES                                           E101,836,000          E    -                 E101,836,000         $91,316,000
                                                   ------------          ----------             ------------         -----------

COSTS AND EXPENSES:
     Cost of product sales                           24,837,000               -                   24,837,000          22,271,000
     Research and development                        17,318,000               -                   17,318,000          15,529,000
     Selling, general and administrative             43,444,000            (856,000)[G]           42,588,000          38,189,000
                                                   ------------          ----------             ------------         -----------
                                                     85,599,000            (856,000)              84,743,000          75,989,000
                                                   ------------          ----------             ------------         -----------

INCOME FROM OPERATIONS                               16,237,000             856,000               17,093,000          15,327,000
                                                   ------------          ----------             ------------         -----------

OTHER INCOME (EXPENSE)                                 (769,000)            (55,000)[H]             (824,000)           (739,000)
                                                   ------------          ----------             ------------         -----------

INCOME BEFORE INCOME TAXES,
      MINORITY INTEREST, EXTRAORDINARY
      GAIN, AND DIVIDENDS ON PREFERRED STOCK         15,468,000             801,000               16,269,000          14,588,000

INCOME TAXES                                         (6,193,000)            157,000 [I]           (6,036,000)         (5,412,000)
MINORITY INTEREST                                    (2,360,000)             66,000 [J]           (2,294,000)         (2,057,000)
                                                   ------------          ----------             ------------         -----------

INCOME BEFORE EXTRAORDINARY GAIN AND
     DIVIDENDS ON PREFERRED STOCK                     6,915,000           1,024,000                7,939,000           7,119,000

EXTRAORDINARY GAIN                                        -                   -                        -                   -
                                                   ------------          ----------             ------------         -----------

INCOME BEFORE DIVIDENDS ON
     PREFERRED STOCK                                  6,915,000           1,024,000                7,939,000           7,119,000

DIVIDENDS ON CONVERTIBLE EXCHANGEABLE
    PREFERRED STOCK                                       -                   -                        -                   -
                                                   ------------          ----------             ------------         -----------


INCOME APPLICABLE TO COMMON SHARES                 E  6,915,000          E1,024,000              E 7,939,000         $ 7,119,000
                                                   ============          ==========              ===========         ===========

     A reconciliation of the unaudited condensed consolidated statement of operations of Group Lafon for the year ended December 31, 2000 prepared in accordance with French GAAP reported in euros to U.S. GAAP reported in dollars is as follows:

     Year ended December 31, 2000


                                                            GROUP                                  GROUP              GROUP
                                                            LAFON                                  LAFON              LAFON
                                                         FRENCH GAAP        ADJUSTMENTS           US GAAP            US GAAP
                                                           (EUROS)            (EUROS)             (EUROS)           (US$)[A]
                                                        -------------       -----------        ------------       ------------


REVENUES                                                 E142,096,000       E    -             E142,096,000       $131,427,000
                                                         ------------       ----------         ------------         -----------

COSTS AND EXPENSES:
     Cost of product sales                                 32,579,000            -               32,579,000          30,133,000
     Research and development                              22,626,000            -               22,626,000          20,927,000
     Selling, general and administrative                   57,119,000       (1,219,000)[G]       55,900,000          51,703,000
     Royalty pre-payment on revenue-sharing notes               -                -                    -                   -
     Merger and integration costs                               -                -                    -                   -
     Acquired in-process research and development               -                -                    -                   -
                                                         ------------       ----------         ------------         -----------
                                                          112,324,000       (1,219,000)         111,105,000         102,763,000
                                                         ------------       ----------         ------------         -----------

INCOME FROM OPERATIONS                                     29,772,000        1,219,000           30,991,000          28,664,000
                                                         ------------       ----------         ------------         -----------

OTHER INCOME (EXPENSE)                                       (373,000)          89,000 [H]         (284,000)           (263,000)
                                                         ------------       ----------         ------------         -----------

INCOME BEFORE INCOME TAXES,
      MINORITY INTEREST, DIVIDENDS ON
      PREFERRED STOCK, AND
      CUMULATIVE EFFECT OF A CHANGE
      IN ACCOUNTING PRINCIPLE                              29,399,000        1,308,000           30,707,000          28,401,000

INCOME TAXES                                              (11,289,000)         200,000 [I]      (11,089,000)        (10,256,000)
MINORITY INTEREST                                          (4,345,000)          78,000 [J]       (4,267,000)         (3,947,000)
                                                         ------------       ----------         ------------         -----------

INCOME BEFORE DIVIDENDS ON
     PREFERRED STOCK AND CUMULATIVE
     EFFECT OF A CHANGE IN ACCOUNTING
     PRINCIPLE                                             13,765,000        1,586,000           15,351,000          14,198,000

DIVIDENDS ON CONVERTIBLE EXCHANGEABLE
    PREFERRED STOCK                                             -                -                    -                   -
                                                         ------------       ----------         ------------         -----------

INCOME BEFORE CUMULATIVE EFFECT OF A CHANGE IN
    ACCOUNTING PRINCIPLE                                   13,765,000        1,586,000           15,351,000          14,198,000

CUMULATIVE EFFECT OF ADOPTING STAFF ACCOUNTING
    BULLETIN 101 (SAB 101)                                      -                -                    -                   -
                                                         ------------       ----------         ------------         -----------

INCOME APPLICABLE TO COMMON SHARES                       E 13,765,000       E1,586,000         E 15,351,000         $14,198,000
                                                         ============       ==========         ============         ===========

[A] The unaudited condensed consolidated balance sheet and statements of operations of Group Lafon are translated into U.S. dollars at rates in effect at the balance sheet date, except that revenues, costs, and expenses are translated at average rates during each period presented.

[B] Adjustment is to record non-interest bearing receivable at net present value.

[C] Reduction of goodwill for the difference between fair value and historical cost for acquisitions of shares from entities under common control.

[D]  Recognition of deferred tax asset related to US GAAP adjustments.                            E 4,706,000
     Adjustment is to record non-interest bearing long-term receivable at net present value.         (480,000)
                                                                                                  -----------
                                                                                                  E 4,226,000
                                                                                                  ===========

[E]   Adjustment to record pension obligations using methods and assumptions
       allowable under US GAAP                                                                    E12,799,000
      Effect of US GAAP adjustments on minority interest                                           (1,842,000)
                                                                                                  -----------
                                                                                                  E10,957,000
                                                                                                  ===========


[F]  Effect of US GAAP adjustments on shareholders' equity


                                                                                        Nine Months
                                                                                           Ended             Year Ended
                                                                                       September 30,        December 31,
                                                                                            2001                2000
                                                                                       -------------        ------------
[G]  Adjustment to record pension expense using methods and assumptions
      allowable under US GAAP                                                           E   550,000         E   656,000
     Adjustment to goodwill amortization for reduction of goodwill (see                  (1,406,000)         (1,875,000)
     [C] above)                                                                         -----------         -----------
                                                                                        E  (856,000)        E(1,219,000)
                                                                                        ===========         ===========


                                                                                        Nine Months
                                                                                           Ended             Year Ended
                                                                                       September 30,        December 31,
                                                                                            2001                2000
                                                                                       -------------        ------------
[H]  Adjustment to interest expense for the recording of receivables
      at net present value                                                              E    63,000         E   117,000
     Adjustment to interest expense for the recording of long-term
      receivables at net present value                                                       21,000             (28,000)
     Adjustment to other income for recognition of unrealized gains
      as a component of shareholders' equity at December 31, 2000                          (139,000)                 --
                                                                                        -----------         -----------
                                                                                        E   (55,000)        E    89,000
                                                                                        ===========         ===========


[I]  Effect of US GAAP adjustments on income taxes

[J]  Effect of US GAAP adjustments on minority interest

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            CEPHALON, INC.



Date: February 13, 2002                     By: /s/ JOHN E. OSBORN
                                                -----------------------------
                                                John E. Osborn, Esq.
                                                Senior Vice President, General
                                                Counsel and Secretary

                                  EXHIBIT INDEX


EXHIBIT
-------
 2.1*      SHARE PURCHASE AGREEMENT
 2.2*      AMENDMENT TO SHARE PURCHASE AGREEMENT
 2.3*      REPRESENTATIONS AND WARRANTIES AGREEMENT
 2.4*      ESCROW AGREEMENT
23.1+      CONSENT OF BEFEC-PRICE WATERHOUSE
99.1*      PRESS RELEASE

--------------
*  Previously filed as an exhibit to this Current Report on Form 8-K filed with the SEC on January 10, 2002 and incorporated herein by reference.

+  Filed herewith.
